Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on July 11, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ASCENT CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5251 DTC Parkway, Suite 1000 Greenwood Village, Colorado 80111 (303) 628-5600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	26-2735737 (I.R.S. Employer Identification No.)

William E. Niles
Executive Vice President, General Counsel and Secretary
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(303) 628-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Renee L. Wilm
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112-4498
(212) 408-2503

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of "accelerated filer," "large accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee

Convertible Senior Notes due 2020	(1)	(1)	(1)	$0(2)

Series A Common Stock, par value $.01 per share	(1)	(1)	(1)	$0(2)

Total	(1)	(1)	(1)	$0(2)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Pursuant to Rule 457(i) under the Securities Act, this includes such indeterminate number of shares of Series A common stock as may be issued upon conversion of the Convertible Senior Notes due 2020.

(2)
In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant hereby defers payment of the registration fee required in connection with this Registration Statement.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated July 11, 2013

PRELIMINARY PROSPECTUS

$90,000,000

Ascent Capital Group, Inc.

      % Convertible Senior Notes due 2020

           We are offering $90 million aggregate principal amount of        % Convertible Senior Notes due 2020. We will pay interest on the notes on January 15 and July 15 of each year, beginning January 15, 2014. The notes will mature on July 15, 2020 unless earlier repurchased by us or converted.

           Holders may convert their notes at their option at any time prior to the close of business on the second business day immediately preceding the maturity date of the notes under the following circumstances: (1) during any fiscal quarter after the fiscal quarter ending September 30, 2013, if the last reported sale price of our Series A common stock (the "common stock") for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is equal to or more than 130% of the conversion price of the notes on the last day of such preceding fiscal quarter; (2) during the five business-day period after any five consecutive trading day period, which we refer to as the measurement period, in which the trading price per $1,000 principal amount of notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day; or (3) upon the occurrence of specified corporate transactions. On and after January 15, 2020 until the close of business on the second scheduled business day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof at our election. The initial conversion rate for the notes will be                        shares of our common stock per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $            per share of common stock. Such conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued interest.

           Following certain corporate transactions, we will increase the applicable conversion rate for a holder who elects to convert in connection with such corporate transactions by a number of additional shares of our common stock as described in this prospectus.

           We will not have the right to redeem the notes.

           If we undergo a fundamental change, as defined in this prospectus, holders may require us to purchase all or a portion of their notes for cash at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to but excluding the fundamental change purchase date, as defined herein.

           The notes will be our general unsecured senior obligations, will be equal in right of payment with our other unsecured senior indebtedness, and will be senior in right of payment to our indebtedness that is expressly subordinated to the notes, if any. The notes will also be structurally subordinated to all liabilities of our subsidiaries, including Monitronics International, Inc. In addition, the notes will be effectively subordinated to our secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness.

           Our common stock trades on The NASDAQ Global Select Market under the symbol "ASCMA." On July 9, 2013, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $83.99 per share.

           Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page 18 of this prospectus.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us(1)		%	$

(1)
Plus accrued interest from %                        , 2013, if settlement occurs after that date.

           We have granted the underwriters the right to purchase up to an additional $13.5 million principal amount of the notes for 13 days beginning on and including the closing date of the offering.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about July             , 2013.

BofA Merrill Lynch	Credit Suisse	Citigroup

The date of this prospectus is July             2013.

        We are responsible for the information contained and incorporated by reference in this prospectus and in any related free writing prospectus we prepare or authorize. You should rely only on the information contained or incorporated by reference in this prospectus or in any related free writing prospectus. Neither we nor any underwriter has authorized anyone to provide you with different or additional information. This document is not an offer to sell, nor is it seeking an offer to buy, our securities in any jurisdiction in which the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

        You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or this offering that is not contained in this prospectus or incorporated by reference herein. If given or made, any such other information or representation should not be relied upon as having been authorized by us or the underwriters. We take no responsibility for, and can provide no assurance as to the accuracy of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or in any document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of the document incorporated by reference herein, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

        We incorporate important information into this prospectus by reference. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under "Incorporation of Certain Documents by Reference" in this prospectus. Generally, when we refer to "this prospectus," we are referring to this prospectus as well as to the information incorporated by reference herein. You should carefully read this prospectus and the additional information described under "Incorporation of Certain Information by Reference" before investing in the notes.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations and warranties or covenants may not have been accurate when made or if accurate, were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Ascent," "the Company," "we," "us" and "our" refer to Ascent Capital Group, Inc., a Delaware corporation. References in this prospectus to "Monitronics" refer to Monitronics International, Inc. and its consolidated subsidiaries. Monitronics International, Inc. is a Texas corporation and the wholly-owned operating subsidiary of Ascent.

        Monitronics owns all United States rights in the "MONITRONICS" trademark and other United States trademarks related thereto.

        We reserve the right to withdraw this offering of notes at any time. We and the underwriters also reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than the amount of notes offered hereby.

        Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the notes or our common stock. Such transactions may include stabilization and the purchase of notes to cover short positions. For a description of these activities, see "Underwriting."

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to our anticipated financial performance and business prospects and/or statements preceded by, followed by or that include the words "believes," "estimates," "anticipates," "intends," "expects," "projects," "plans," "seeks" "may," "will," "should," and similar expressions or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the documents incorporated by reference and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated.

        Factors relating to the Company and its consolidated subsidiaries, as a whole:

  •
  general business conditions and industry trends;

  •
  macroeconomic conditions and their effect on the general economy and on the U.S. housing market, in particular single family homes which represent Monitronics' largest demographic;

  •
  uncertainties in the development of our business strategies, including market acceptance of new products and services;

  •
  the competitive environment in which we operate, in particular increasing competition in the alarm monitoring industry from larger existing competitors and new market entrants, including telecommunications and cable companies;

  •
  integration of acquired assets and businesses, including, to the extent the pending acquisition is completed, the integration by Monitronics of Security Networks, LLC and its operations;

  •
  the regulatory environment in which we operate, including the multiplicity of jurisdictions and licensing requirements to which Monitronics is subject and the risk of new regulations, such as the increasing adoption of false alarm ordinances;

  •
  technological changes which could result in the obsolescence of currently utilized technology and the need for significant upgrade expenditures;

  •
  the availability and terms of capital, including the ability of Monitronics to obtain additional funds to grow its business;

  •
  the outcome of any pending, threatened, or future litigation, including potential liability for failure to respond adequately to alarm activations; and

  •
  availability of qualified personnel.

Factors relating to the business of Monitronics:

  •
  Monitronics' high degree of leverage and the restrictive covenants governing its indebtedness;

  •
  Monitronics' anticipated growth strategies;

  •
  the ability of Monitronics to obtain additional funds to grow its business, including the terms of any additional financing with respect thereto;

  •
  Monitronics' ability to acquire and integrate additional accounts, including competition for dealers with other alarm monitoring companies which could cause an increase in expected subscriber acquisition costs;

  •
  the impact of "false alarm" ordinances and other potential changes in regulations or standards;

  •
  the operating performance of Monitronics' network, including the potential for service disruptions due to acts of nature or technology deficiencies;

  •
  potential liability for failure to respond adequately to alarm activations;

  •
  changes in the nature of strategic relationships with original equipment manufacturers, dealers and other Monitronics business partners;

  •
  the reliability and creditworthiness of Monitronics' independent alarm systems dealers and subscribers;

  •
  changes in Monitronics' expected rate of subscriber attrition;

  •
  changes in technology that may make Monitronics' service less attractive or obsolete, or require significant expenditures to update, including the phase-out of 2G networks by cellular carriers;

  •
  the development of new services or service innovations by competitors; and

  •
  the trend away from the use of public switched telephone network lines and resultant increase in servicing costs associated with alternative methods of communication.

        The list of factors above is illustrative, but by no means exhaustive and should be read with other cautionary statements included in this prospectus and in the documents incorporated by reference herein. Should one or more of the risks and uncertainties described or incorporated by reference in this prospectus actually occur, including the risks described under "Risk Factors," or should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described or incorporated by reference in this prospectus.

        The forward-looking statements set forth or incorporated by reference in this prospectus and such risks, uncertainties and other factors speak only as of the date of this prospectus or the date of such incorporated documents. We expressly disclaim any obligation or undertaking to provide any updates or revisions to any forward looking statement set forth or incorporated by reference in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

PROSPECTUS SUMMARY

        This summary highlights significant aspects of our business and this offering, but it is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information presented under the section entitled "Risk Factors" and our consolidated financial statements incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

Our Business

        We are a holding company whose assets primarily consist of our wholly owned operating subsidiary, Monitronics International, Inc. ("Monitronics"). Formerly a media services company that was created by Liberty Media Corporation ("Liberty Media"), Ascent Capital Group, Inc. ("Ascent") became an independent public company in September 2008 when it was spun off from Discovery Holding Company as part of that entity's restructuring. Ascent's corporate management team, which includes former Liberty Media executives, undertook to transform the company's operations with the primary objective of creating a strong foundation for growth and expansion. To that end, Ascent sold its media services operations in two separate transactions in December 2010 and February 2011 and acquired Monitronics on December 17, 2010.

Overview

        Through Monitronics, we are engaged in the business of providing security alarm monitoring services: monitoring signals arising from burglaries, fires, medical alerts and other events through security systems at subscribers' premises, as well as providing customer service and technical support. Monitronics is one of the largest alarm monitoring companies in the United States, with over 810,000 subscribers under contract in all 50 states, the District of Columbia, Puerto Rico, and Canada. In addition, Monitronics provides a wide range of mainly residential security services including hands-free two-way interactive voice communication with the monitoring center, remote arming and disarming, activity notification and remote access to live and stored video camera streams. We also offer a full suite of home automation services, including smart phone remote monitoring and control of lights, thermostats and electronic door locks. We were incorporated in 1994 and are headquartered in Dallas, Texas.

        Unlike many of its national competitors, Monitronics outsources the sales, installation and field service functions to its dealers. By outsourcing the low margin, high fixed-cost elements of its business to a large network of independent service providers, it is able to allocate capital to growing its revenue-generating account base rather than to local offices or depreciating hard assets. During 2012, Monitronics purchased alarm monitoring contracts from more than 370 dealers. Monitronics generally enters into alarm monitoring purchase agreements ("AMPAs") with dealers only after a review of the dealer's qualifications, licensing and financial situation. Each AMPA generally gives Monitronics a right of first refusal to purchase all alarm monitoring contracts sold by that dealer during the term of the AMPA, which is generally three years. It also establishes criteria for accounts to qualify for purchase and criteria for the purchase price calculation.

        Monitronics' authorized independent dealers are typically small businesses that sell and install alarm systems. These dealers focus on the sale and installation of security systems and generally do not retain the alarm monitoring contracts for their customers and do not have their own facilities to monitor such systems due to the large upfront investment required to create the account and build a monitoring station. They also do not have the scale required to operate a monitoring station efficiently. These dealers typically sell the alarm monitoring contracts to companies who have monitoring stations and outsource the monitoring function for any accounts they retain. Monitronics has the ability to monitor signals from nearly all types of residential security systems.

        When a dealer presents an alarm monitoring contract to Monitronics, it applies a rigorous due diligence process developed over 19 years to assure the quality of purchased alarm monitoring contracts. This process typically includes verification of credit score, homeownership, and the alarm system's ability to communicate with Monitronics' monitoring center. A telephone satisfaction survey is typically completed on 85% of accounts prior to purchase.

        Monitronics believes that this process, which includes both clearly defined customer account standards and a comprehensive due diligence process, contributes significantly to the high quality of its subscriber base. For each of the last seven calendar years, the average credit score of accounts it purchased was in excess of 700 on the FICO scale.

        In the future, in addition to purchasing from dealers contracts that are entered into between such dealer and the subscriber, Monitronics will utilize its dealer network to generate contracts that are entered into directly between the subscriber and Monitronics. These contracts would still be subject to Monitronics' rigorous due diligence process and to the same performance guarantees from its dealers.

        Monitronics has successfully grown revenue and Adjusted EBITDA since inception, including growth through two major recessions. For the three months ended March 31, 2013, on an as adjusted basis after giving effect to the transactions described below under "—Security Networks Acquisition and Financing Transactions," Monitronics would have generated last-quarter-annualized revenue and Adjusted EBITDA of $493.7 million and $334.9 million, respectively.

Industry Overview

        The security alarm industry is highly competitive and fragmented, and competitors include four other major firms with nationwide coverage and numerous smaller providers with regional or local coverage. The four other security alarm companies with coverage across the United States are as follows:

  •
  The ADT Corporation ("ADT");

  •
  Protection One, Inc.;

  •
  Stanley Security Solutions, a subsidiary of Stanley Black and Decker; and

  •
  Vivint, Inc.

        The security alarm industry has remained highly competitive and fragmented over time without any material change to market concentration. Competition in the security alarm industry is based primarily on reputation for quality of service, market visibility, services offered, price and the ability to identify subscriber accounts. Monitronics believes that it competes effectively with other national, regional and local alarm monitoring companies due to its reputation for reliable monitoring, customer and technical services, the quality of services, and its low cost structure. The dynamics of the security alarm industry often favor larger alarm monitoring companies with a nationwide focus that have greater capital and benefit from economies of scale in technology, advertising and other expenditures. Some of these larger alarm monitoring companies have also adopted, in whole or in part, a dealer program similar to that of Monitronics. In these instances, Monitronics must also compete with these programs in recruiting dealers. Monitronics believes it competes effectively with other dealer programs due to its competitive account purchase terms and the quality of its dealer support services. The alarm monitoring companies that it competes with for alarm system dealers in this manner include ADT, which is significantly larger and has more capital.

Competitive Strengths

  Large and Stable Industry

        The North American electronic security segment of the security industry, in which Monitronics primarily competes, is estimated to be an approximately $16.8 billion market.

        The industry has an established track record of growth throughout economic cycles, having achieved consistent positive growth throughout several recessionary periods. Even with this history of sustained growth, less than 20% of U.S. households were projected to own a monitored security system as of December 31, 2012.

        This growth trend is expected to continue due in part to the evolution and advancement of industry products and services. Subscriber monitoring packages today often include a set of products and services that extend beyond traditional home security. Today, interactive services that let you interact with your alarm system remotely can be coupled with basic home automation functionality. Security dealers have been able to market these additional services, contributing to increases in the average revenue that companies are able to generate from a typical subscriber.

  Superior and Highly Flexible Business Model

        Unlike many of its national competitors, Monitronics outsources the sales, installation and field service functions to its dealers. By outsourcing the low margin, high fixed-cost elements of its business to a large network of independent service providers, Monitronics is able to allocate capital to growing its revenue-generating account base rather than to local offices or depreciating hard assets. As part of the Security Networks Acquisition, Monitronics will acquire a network of field service technicians that operate without a local office, which is an operational approach that is consistent with Monitronics' low fixed-cost philosophy.

  •
  Operating Stability.  Monitronics has consistently grown revenues and Adjusted EBITDA and increased account credit quality through two major recessions.

  •
  Reduced Business Risk.  Because of Monitronics' low fixed costs, it has the operational flexibility to adapt to market conditions without a major negative impact on its margins and cash flow.

  •
  Operating Leverage.  Incremental revenue falls disproportionately to cash flow due to the minimal incremental costs of servicing additional subscribers, which Monitronics refers to as its flow-through margin.

  •
  Managed Growth.  Dealer network can be expanded or contracted and subscriber growth can be accelerated or reduced as conditions warrant with little marginal cost.

  •
  Flexibility.  The dealer network enables Monitronics to easily enter or exit new geographic markets without the fixed overhead, capital, management or time required to establish a local office.

  •
  Scalability.  Because Monitronics' monitoring facility and operating systems were recently expanded and upgraded, it can expand its existing subscriber base significantly without material capital expenditures.

        Monitronics' consistent application of rigorous account purchasing standards has resulted in a high quality portfolio of subscriber accounts. Monitronics' commitment to subscriber quality has been maintained and strengthened throughout its operating history.

  National Footprint with Geographic Diversity

        Monitronics is the only security alarm company of national scale that exclusively utilizes a select nationwide network of independent dealers to sell and install its security systems. Monitronics selectively purchases monitoring contracts from this network of dealers and provides subscribers with a full spectrum of security alarm services including monitoring, customer service and technical support. Monitronics has subscribers in all 50 states, District of Columbia, Puerto Rico, and Canada.

  Strong History of Predictable Performance

        Monitronics has a history of organic growth having successfully increased revenues and Adjusted EBITDA every year since inception. Monitronics' consistent top-line growth and predictable profitability has been driven by its disciplined acquisition of high quality subscribers and an operating model that generates recurring, high-margin revenue. Despite two recessions over the past decade, Monitronics has managed to grow its revenue steadily, while maintaining strong Adjusted EBITDA margins.

  Attractive Account Economics

        Monitronics pays dealers a formula-based multiple ("purchase multiple") of recurring monthly revenues ("RMR") adjusted for underlying credit quality and several other factors. Purchase multiples in 2012 were approximately 32.4x RMR, and new accounts generated on average approximately $45.77 of monthly fees, or $549.24 in annual revenue, in each case, per subscriber. Excluding Monitronics' bulk buy of approximately 93,000 subscriber accounts from Pinnacle Security during the fourth quarter, Monitronics' purchase multiples in 2012 were approximately 35.0x. Our high flow-through margins result in the generation of strong incremental Adjusted EBITDA margins from new account growth. With an average life of 8 years and strong incremental cash flows, accounts provide a strong return on investment.

  Negotiated Account Acquisitions

        In addition to the development of its dealer network, Monitronics periodically acquires alarm monitoring accounts from other alarm companies in bulk on a negotiated basis. Monitronics' management has extensive experience in identifying potential opportunities, negotiating account acquisitions and performing thorough due diligence, which helps facilitate execution of new acquisitions in a timely manner.

  Experienced Management Team

        Monitronics has a talented and experienced executive management team. The management team has executed a disciplined growth strategy, generated industry leading margins and established a highly scalable operational infrastructure. As a result of the management team's leadership, Monitronics is poised to take advantage of both market driven and company specific trends and continue on its path as a leading security alarm monitoring company.

Monitronics' Strategy

        Monitronics' goal is to maximize return on invested capital, which Monitronics believes can be achieved by pursuing the following strategies:

  Maximize Subscriber Retention

        Monitronics seeks to maximize subscriber retention by continuing to acquire high quality accounts and to increase the average life of an account by continuing to:

  •
  implement its highly disciplined account acquisition program;

  •
  incentivize its dealers to sell to Monitronics only high-quality accounts through quality incentives built into the purchase price and by having a performance guarantee on substantially all dealer accounts;

  •
  provide superior customer service on the telephone and in the field; and

  •
  actively identify subscribers who are relocating, the number one reason for account cancellations, and target retention of such subscribers.

  Maximize Economics of Business Model

        Due to the scalability of Monitronics' operations and the low fixed and variable costs inherent in its cost structure, Monitronics believes it will continue to experience high Adjusted EBITDA margins as costs are spread over larger recurring revenue streams. Monitronics believes its cash flows may also benefit from its continued efforts to increase subscriber retention rates and reduce response times, call duration and false alarms.

  Expand Monitronics Network of Dealers

        Monitronics plans to continue to grow account purchases from its dealer network by targeting dealers that can benefit from its dealer program services and that can generate high quality subscribers for Monitronics. Monitronics believes it is an attractive partner for dealers for the following reasons:

  •
  Monitronics provides its dealers with a full range of services designed to assist them in all aspects of their business, including sales leads, sales training, technical training, comprehensive on-line account access, detailed weekly account summaries, sales support materials and discounts on security system hardware purchased through Monitronics' strategic alliances with security system manufacturers;

  •
  individual dealers retain local name recognition and responsibility for day-to-day sales and installation efforts, thereby supporting the entrepreneurial culture at the dealer level and allowing Monitronics to capitalize on the considerable local market knowledge, goodwill and name recognition of its dealers; and

  •
  Monitronics is a reliable purchaser of accounts at competitive rates.

Recent Developments

Security Networks Acquisition and Financing Transactions

        On July 10, 2013, Monitronics entered into a securities purchase agreement with certain funds affiliated with Oak Hill Capital Partners and certain other holders (the "Security Networks Acquisition Agreement"), pursuant to which Monitronics will directly and indirectly acquire all of the equity interests of Security Networks, LLC and certain affiliated entities (the "Security Networks Acquisition"). Monitronics estimates that the purchase price (the "Security Networks Purchase Price")

will consist of $487.5 million in cash plus 253,333 shares of Ascent's Series A common stock with an agreed value of $20 million (the "Ascent Shares"), based on Security Networks delivering recurring monthly revenue (as defined in the Security Networks Acquisition Agreement), ("Acquisition RMR") of $8.8 million (including approximately $0.1 million of wholesale monitoring revenue) as of the date of closing (the "Security Networks Closing Date"). In addition to other customary post-closing adjustments, the Security Networks Purchase Price will be adjusted based on the actual amount of Security Networks' Acquisition RMR delivered as of the Security Networks Closing Date.

        Security Networks is the 14th largest alarm monitoring company in the United States. Based out of West Palm Beach, Florida, the company provides security alarm monitoring services, including monitoring signals arising from burglaries, fires, medical alerts and other events through security systems at subscribers' premises, as well as providing customer service and technical support. Security Networks provides its monitoring services through its central monitoring operations, which have been recognized as "Five Diamond Certified" by the Central Station Alarm Association (the "CSAA"). Security Networks works with its rapidly growing network of exclusive dealers, who provide sales and installation support on behalf of the company to its customers.

        Security Networks' business model is very similar to that of Monitronics. Security Networks outsources its sales and installation functions to its nationwide network of dealers. Security Networks enters into agreements with dealers on an exclusive basis only after a review of the dealer's qualifications, licensing and financial health. Through this program, the dealers receive origination fees for qualified accounts based on a multiple of RMR affected by credit score, billing method, contract term and volume. As of June 30, 2013, Security Networks had over 225 active dealers nationwide generating accounts in 33 states. Also as of June 30, 2013, Security Networks reported RMR of $8.4 million (including approximately $0.1 million of wholesale monitoring revenue) and approximately 195,000 subscribers. Unlike Monitronics, Security Networks includes wholesale monitoring revenue in its RMR consistent with the definition used in the Security Networks Acquisition Agreement. Also, as of June 30, 2013, Security Networks reported an average subscriber credit score of 720.

        Substantially all of Security Networks' revenue is derived from recurring monthly revenues under security alarm monitoring contracts acquired through its dealer network. The financial success of their accounts is largely dependent on the underwriting standards of these accounts and their corresponding attrition rates. Like Monitronics, Security Networks has a rigorous due diligence process to assure the quality of alarm monitoring contracts. This process typically includes verification of credit score, homeownership and the alarm system's ability to communicate with the monitoring center. Following an initial 90-day service period, Security Networks employs its own field service technicians to service the subscriber's premises (unlike Monitronics, which continues to access its dealer network to provide field service to its subscribers). Consistent with Monitronics' low cost philosophy, the Security Networks team operates without a local office and only in the most densely populated markets. Security Networks' alarm monitoring contracts include a minimum term of three years, with many including a five-year term. These strict underwriting standards and contract terms have resulted in a large volume of high-quality accounts with statistically predictable subscriber behavior. Security Networks reports life cycle attrition levels in line with Monitronics' current portfolio.

        Monitronics believes that Security Networks' highly complementary business model, diversified network of over 225 high quality dealers and disciplined underwriting practices will support its growth initiatives and present a solid strategic fit for Monitronics.

        The Security Networks Acquisition Agreement contains representations, warranties, covenants and indemnification rights customary for a transaction of its nature, as well as certain termination rights for Monitronics and Security Networks, including in the event that the acquisition is not consummated by September 30, 2013 (subject to extension in certain circumstances). In addition, if the failure to complete the Security Networks Acquisition by September 30, 2013, or such later termination date, is attributable to certain breaches by Monitronics or Ascent or Monitronics' failure to obtain the overall acquisition financing Monitronics desires, Monitronics may be required to pay the sellers a $45.0 million termination fee.

        Monitronics currently expects to close the Security Networks Acquisition in mid-August 2013, subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The sellers have agreed to a 90 day lock-up of the Ascent Shares following the Security Networks Closing Date, subject to limited exceptions.

Financing Transactions

        The Security Networks Acquisition will be effected through the following financing events, which we collectively refer to as the "Transactions":

  •
  The issuance of the notes offered hereby and the related convertible note hedge and warrant transactions.

  •
  Concurrently with this offering, subject to market conditions, Monitronics Escrow Corporation (the "Escrow Issuer"), our direct wholly-owned subsidiary, is offering $150 million of an additional issue of Monitronics' outstanding 9.125% Senior Notes due 2020 (the "Additional Monitronics Senior Notes") in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States under Regulation S (the "Monitronics Senior Notes Offering"). The Escrow Issuer was created solely to issue the Additional Monitronics Senior Notes and will deposit the net proceeds of the Monitronics Senior Notes Offering into escrow pending completion of the Security Networks Acquisition and the merger of the Escrow Issuer with and into Monitronics (with Monitronics as the surviving company), upon which Monitronics will assume all of the obligations under the Additional Monitronics Senior Notes. If the Security Networks Acquisition and such merger and assumption are not consummated by September 30, 2013, or such later date as may be requested by Monitronics pursuant to the escrow agreement, but in any event, not later than October 31, 2013, the escrowed funds will be applied to the mandatory redemption of the Additional Monitronics Senior Notes. The Monitronics Senior Notes Offering has not been registered under the Securities Act and is being made on a private basis only to eligible investors. This prospectus is not an offer to sell or a solicitation of an offer to buy the Additional Monitronics Senior Notes.

  •
  On the Security Networks Closing Date, Monitronics expects to enter into an amendment to its senior secured credit facility (the "Credit Facility") to, among other things, increase the amount of Monitronics' revolving credit facility under its Credit Facility by an amount equal to $75.0 million (except that no amounts are expected to be drawn to finance the Security Networks Acquisition) and increase the amount of Monitronics' term facility by an amount equal to $225.0 million (the "New Term Loan"). The closing of this offering is not conditioned on the consummation of the New Term Loan.

  •
  On the Security Networks Closing Date, we expect to enter into an intercompany loan with Monitronics pursuant to which Monitronics will borrow $125.0 million at an interest rate equal to the yield to worst of the Additional Monitronics Senior Notes plus approximately 0.75% (the "Ascent Intercompany Loan"). The Ascent Intercompany Loan is expected to mature on October 1, 2020 and will not be guaranteed by any Monitronics subsidiary. We will fund the amounts Monitronics borrows under the Ascent Intercompany Loan in part from cash on hand.

  •
  On the Security Networks Closing Date, we expect to make a contribution of approximately $22.2 million in cash and the Ascent Shares in connection with the Security Networks Acquisition.

  •
  On the Security Networks Closing Date, Monitronics will pay the Security Networks Purchase Price to the seller parties in the Security Networks Acquisition.

  •
  On the Security Networks Closing Date, Monitronics expects to reduce the outstanding balance on the revolving portion of its Credit Facility by approximately $19.9 million. As of June 30, 2013, the outstanding indebtedness under the revolving portion of Monitronics' Credit Facility was $33.6 million.

  •
  Monitronics expects to pay an estimated $14.8 million of fees and expenses related to the foregoing transactions, including commitment, placement and other financing fees, financial advisory costs and other transaction costs and professional fees.

        We are not a guarantor of Monitronics' obligations under the Additional Monitronics Senior Notes, Monitronics' existing 9.125% Senior Notes due 2020 (the "2020 Notes") or Monitronics' Credit Facility. The notes will, however, be structurally subordinated to all liabilities of our subsidiaries, including the Additional Monitronics Senior Notes, the 2020 Notes and the Credit Facility.

        The completion of this offering of notes is not conditioned upon the completion of any of the Transactions or vice versa, except that the issuance of the Additional Monitronics Senior Notes is conditioned on the closing of this offering. We cannot give any assurance that the Transactions will be completed. The foregoing description and any other information regarding the Transactions is included herein solely for informational purposes and does not purport to be complete.

Corporate Information

        Our principal executive office is located at 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, telephone number (303) 628-5600 and our website is www.ascentcapitalgroupinc.com. The information on our website is not part of, or incorporated by reference into, this prospectus.

THE OFFERING

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer	Ascent Capital Group, Inc.
Notes Offered
$90 million aggregate principal amount of % Convertible Senior Notes due 2020. We have also granted the underwriters the option to purchase within a period of 13 days beginning on and including the closing date of the offering up to an additional $13.5 million aggregate principal amount of notes.
Maturity	July 15, 2020, subject to earlier repurchase or conversion.
Ranking
The notes will be our general unsecured senior obligations, will be equal in right of payment with our other unsecured senior indebtedness and will be senior in right of payment to our indebtedness that is expressly subordinated to the notes, if any. The notes will be structurally subordinated to all liabilities of our subsidiaries, including the Credit Facility, the 2020 Notes and the Additional Monitronics Senior Notes being issued concurrently with the notes. As of March 31, 2013, on an as adjusted basis after giving effect to the Transactions, Monitronics would have had approximately $1,600.4 million of total indebtedness. The notes will also be effectively subordinated to our secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness.
Interest and Payment Dates	The notes will bear interest at a rate of % per annum on the principal amount from , 2013, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2014.
Optional Redemption	We will not have the right to redeem the notes.
Conversion Rights
Holders may convert their notes at their option at any time prior to the close of business on the second business day immediately preceding the maturity date of the notes, in integral multiples of $1,000 principal amount, under the following circumstances:

•

during any fiscal quarter after the fiscal quarter ending September 30, 2013, if the last reported sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is equal to or more than 130% of the conversion price of the notes on the last day of such preceding fiscal quarter;

•

during the five business-day period after any five consecutive trading-day period, which we refer to as the measurement period, in which the trading price per $1,000 principal amount of notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate for the notes on each such day; or

• upon the occurrence of specified corporate transactions described under "Description of Notes—Conversion Rights—Conversion Upon Specified Corporate Transactions."

In addition, holders may convert their notes at their option at any time beginning on January 15, 2020 and ending on the close of business on the second business day immediately preceding the stated maturity date for the notes, without regard to the foregoing circumstances.

The initial conversion rate for the notes will be shares of our common stock per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $ per share of common stock. Such conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued interest, including any additional interest.

Upon conversion of a note, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof at our election as described under "Description of Notes—Conversion Rights—Settlement Upon Conversion."

In addition, following certain corporate transactions, we will increase the applicable conversion rate for a holder who elects to convert in connection with such corporate transactions by a number of additional shares of our common stock as described under "Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon Certain Corporate Transactions."

Upon conversion, you will not receive any additional cash payment for accrued and unpaid interest and additional interest, if any, unless such conversion occurs between a regular record date and the interest payment date to which it relates. Instead, interest will be deemed paid by our settlement of conversions as described above.

Fundamental Change	If we undergo a fundamental change (as defined under "Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes"), subject to certain conditions, you will have the option to require us to purchase all or any portion of your notes. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including any additional interest, to but excluding the fundamental change purchase date. We will pay cash for all notes so purchased.
Convertible Note Hedge and Warrant Transactions
In connection with the pricing of the notes, we are entering into privately-negotiated convertible note hedge transactions with one or more of the underwriters or their affiliates (in such capacity, the "option counterparties"). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the aggregate number of shares of our common stock that initially underlie the notes, and are expected to reduce the potential dilution with respect to our common stock, and/or offset cash payments due, upon conversion of the notes. We are also entering into separate, privately-negotiated warrant transactions with the option counterparties under which we will sell to the option counterparties warrants relating to the same number of shares of our common stock, subject to customary anti-dilution adjustments. The sold warrants could have a dilutive effect on our common stock to the extent that the price of our common stock exceeds the strike price of the sold warrants.

We intend to apply a portion of the net proceeds from this offering, together with the proceeds from the sale of the warrants, to fund the cost of the convertible note hedge transactions. If the underwriters exercise their option to purchase additional notes, we expect to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties, which will cover the number of shares of our common stock that initially underlie the additional notes sold to the underwriters.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the option counterparties and/or their affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing or preventing a decline in the price of the notes and/or our common stock at that time.

The option counterparties and/or their affiliates are likely to modify their hedge positions from time to time following the pricing of the notes by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling in secondary market transactions our common stock or other of our securities or instruments that they may wish to use in connection with such hedging, including the notes.

In addition, we intend to exercise options we hold under the convertible note hedge transactions whenever notes are converted. In order to unwind their hedge positions with respect to those exercised options, the option counterparties and/or their respective affiliates may sell shares of our common stock or other of our securities or instruments, including the notes, in secondary market transactions or unwind various derivative transactions with respect to our common stock, including during the period immediately prior to maturity of the notes in connection with potential conversions of the notes (and are likely to do so during any cash settlement averaging period for the converted notes). These unwind activities could have the effect of decreasing the trading price of our common stock.

The effect, if any, of any of these transactions and activities on the trading price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the trading price of our common stock and the value of the notes (and, as a result, the value of the consideration, the amount of cash and/or the number of shares of common stock, if any, you will receive upon conversion of the notes) and, under certain circumstances, your ability or determination to convert the notes. See "Risk Factors—Risk Factors Related to the Notes and this Offering—The convertible note hedge and warrant transactions may affect the value of the notes and the trading price of our common stock."

The convertible note hedge transactions and the warrant transactions are separate transactions (in each case entered into between us and the option counterparties), are not part of the terms of the notes and will not affect holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the convertible note hedge or warrant transactions. We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the shares of our common stock. In addition, we do not make any representation that the option counterparties will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Events of Default	For a discussion of events that will permit acceleration of the payment of principal of and accrued interest on the notes, see "Description of Notes—Events of Default."
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional notes in full), after deducting fees and estimated offering expenses. In addition, we expect to receive proceeds from the sale of warrants described above opposite the caption "Convertible Note Hedge and Warrant Transactions." We expect to use $ million of the net proceeds from the sale of the notes and the proceeds from the sale of the warrants to fund the cost of the convertible note hedge transactions entered into between us and the option counterparties.

We expect to use the remaining net proceeds of $ to fund the amounts we expect to loan to Monitronics under the Ascent Intercompany Loan to fund a portion of the purchase price for the Security Networks Acquisition. If Monitronics fails to consummate the Security Networks Acquisition, we expect to use the remaining net proceeds for general corporate purposes.

If the underwriters exercise their option to purchase additional notes in full, the aggregate net proceeds from this offering will be approximately $ million. If the underwriters exercise their option to purchase additional notes, we expect to sell additional warrants and to use a portion of the proceeds from the sale of the additional notes and from the sale of the corresponding additional warrants to pay the cost of additional convertible note hedge transactions with the option counterparties.
Book-Entry Form
The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances described herein. See "Description of Notes—Book-Entry, Settlement and Clearance."

Absence of a Market for the Notes	The notes are new securities and there is currently no established market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any national securities exchange or any automated dealer quotation system. We cannot assure you as to the development or liquidity of any market for the notes.
Trading Symbol for Our Common Stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol "ASCMA."
U.S. Federal Tax Income Consequences
For a discussion of certain U.S. federal income tax consequences relating to the acquisition, ownership, conversion and disposition of the notes and the ownership and disposition of the shares of our common stock received upon conversion of the notes, see the discussion under the heading "Material United States Federal Income Tax Consequences."

You should consult your tax advisor with respect to the United States federal income tax consequences of owning the notes and the common stock into which the notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See "Material United States Federal Income Tax Consequences."
Trustee	The trustee for the notes is U.S. Bank National Association.
Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

        You should refer to the section entitled "Risk Factors" beginning on page 18 and other information included or incorporated by reference in this prospectus for an explanation of certain risks that you should carefully consider before deciding to invest in the notes.

RISK FACTORS

        An investment in the notes is subject to risks and uncertainties. You should carefully consider the risks described below, and the other information contained or incorporated by reference in this prospectus, before making an investment decision. Realization of these risks could materially adversely affect our business, financial condition, results of operations or cash flows. In such case, you may lose all or part of your original investment.

Risk Factors Related to Our Business

        For a discussion of the risks related to our business and our common stock, see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 27, 2013, and as updated by any subsequent filings by us with the SEC that also are incorporated by reference in this prospectus.

Risk Factors Related to the Notes and this Offering

Although they are titled senior notes, the notes will be structurally subordinated to all of the obligations of our subsidiaries, including our wholly owned operating company, Monitronics.

        Although the notes offered in this offering will be our senior notes, they will be structurally subordinated to all liabilities of our subsidiaries, including our wholly owned operating company, Monitronics. As of March 31, 2013, on an as adjusted basis after giving effect to the Transactions, Monitronics would have had approximately $1,600.4 million of total indebtedness.

Your right to receive payments on the notes will be effectively junior to any lenders who have a security interest in our assets.

        Our obligations under the notes will be unsecured. If we incur any secured indebtedness in the future and we default under that secured indebtedness, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which payments could be made on the notes or, if any assets remained, they might be insufficient to satisfy fully our obligations under the notes.

We and our wholly owned operating company, Monitronics, have the ability to incur substantially more indebtedness, including secured indebtedness.

        We and our wholly owned operating company, Monitronics, may be able to incur substantial amounts of additional debt in the future, including debt under Monitronics' new and future credit facilities, Monitronics' senior notes indenture, and additional debt issued pursuant to the convertible notes indenture under which the notes herein are being offered. See "Risk Factors—Risk Factors Related to the Notes and this Offering—The notes are not protected by restrictive covenants." On an as adjusted basis after giving effect to the Transactions as if they occurred on March 31, 2013, Monitronics would have had total debt outstanding of $1,600.4 million, including $410.0 million of the 2020 Notes, $150.0 million of the Additional Monitronics Senior Notes and $915.4 million of outstanding borrowings under its Credit Facility and, up to an additional $223.4 million of unused commitments available to be borrowed on a secured basis under the revolving portion of Monitronics' Credit Facility. Although the terms of the 2020 Notes, the Additional Monitronics Senior Notes and the Credit Facility will limit Monitronics' ability to incur additional debt, these terms do not prohibit Monitronics from incurring substantial amounts of additional debt for specific purposes or under certain circumstances. If new debt is added to our consolidated debt levels, the related risks that we now face could intensify and could further exacerbate the risks associated with our leverage.

We will depend on the cash flows of our wholly owned operating company, Monitronics, and our other subsidiaries in order to satisfy our obligations under the notes.

        None of our subsidiaries, including Monitronics, has guaranteed or otherwise become obligated with respect to the notes. If our subsidiaries, including Monitronics, are unable to pay us dividends or otherwise make payments to us, we may not be able to make debt service payments on the notes. We are a holding company and conduct all of our operations through Monitronics. Our operating cash flows and consequently our ability to service our debt, including the notes, is substantially dependent upon Monitronics' earnings and its distributions to us and may also be dependent upon loans, advances or other payments of funds to us by Monitronics and other non-operating subsidiaries. Monitronics' ability to make payments to us are subject to restrictive covenants in Monitronics' indebtedness, applicable laws and other factors. See "Description of Other Indebtedness."

In the event of a default, we may have insufficient funds to make any payments due on the notes.

        A default under the provisions of the indenture pursuant to which the notes are issued could lead to the acceleration of our obligation to repay the notes. A default under any future agreements governing our indebtedness also could lead to a default under the indenture governing the notes and the acceleration of our related indebtedness. If, due to a default, the repayment of our indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay our indebtedness, including the notes, in whole or in part.

The notes are not protected by restrictive covenants.

        The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us, Monitronics, or any of our other subsidiaries. In light of the absence of any of the foregoing restrictions, we may conduct our businesses in a manner that may cause the market price of our notes and common stock to decline or otherwise restrict or impair our ability to pay amounts due on the notes. In addition, the indenture does not contain covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us, except to the extent described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes" and "Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions."

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock underlying your notes.

        Prior to January 15, 2020, the notes are convertible only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and therefore you will not be able to receive the cash and/or common stock into which the notes would otherwise be convertible. This may negatively affect the trading prices of the notes.

Upon conversion of the notes, you may receive less proceeds than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

        If you convert notes, you will be exposed to fluctuations in the value of our common stock during the period from the date you surrender notes for conversion until the date we settle our conversion obligation. The amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 60 trading day cash settlement averaging period (unless we elect to settle your conversion solely in shares of our common stock). Although the number of shares (if any) that you receive upon conversion of your notes with respect to any trading day during the cash settlement averaging period will be determined based on the volume weighted average price of our common stock on such trading day, we will not deliver such shares until the third business day following the end of the applicable observation period. Accordingly, if the price of our common stock decreases during the cash settlement averaging period, the amount of consideration you receive will be adversely affected and if the price of our common stock decreases prior to the settlement date, the value of any shares you receive as a portion of that consideration will be adversely affected.

We may not have the ability to raise the funds necessary to purchase the notes upon a fundamental change.

        Holders of the notes will have the right to require us to purchase their notes upon the occurrence of a fundamental change at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change purchase date, as described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes." However, we may not have enough available cash or be able to obtain financing at the time we are required to make purchases of notes surrendered for purchase. In addition, our ability to purchase the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to purchase notes at a time when the purchase is required by the indenture would constitute a default under the indenture. A default under the indenture or the occurrence of the event constituting a fundamental change could also lead to a default under agreements governing our future indebtedness, if any. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to both repay the indebtedness and purchase the notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the notes.

        Upon the occurrence of certain fundamental change transactions described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes," you have the right to require us to purchase your notes. However, the fundamental change provisions will only afford protection to holders of notes in the event of certain transactions. Other transactions, such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us, may not constitute a fundamental change requiring us to purchase the notes. In the event of any such transaction, the holders would not have the right to require us to purchase the notes, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

The adjustment to the applicable conversion rate for notes converted in connection with a specified corporate transaction may not adequately compensate you for any lost value of your notes as a result of such transaction.

        If a specified corporate transaction constituting a make-whole fundamental change, as described under "Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions," occurs, we will increase the applicable conversion rate by a number of additional shares of our common stock for notes converted in connection with such specified corporate transaction. The increase in the applicable conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in, or the price of our common stock over a five trading day period immediately preceding the effective date of, such transaction, as described under "Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions." The adjustment to the applicable conversion rate for notes converted in connection with a specified corporate transaction may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the stock price for such transaction (determined as described under "Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions") is greater than $            per share, or if such price is less than $            per share (each such price, subject to adjustment), no adjustment will be made to the applicable conversion rate. In addition, if our obligation to increase the conversion rate were to be considered a penalty, the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The fundamental change provisions may delay or prevent an otherwise beneficial takeover attempt of the Company.

        The fundamental change purchase rights, which will allow noteholders to require us to purchase all or a portion of their notes upon the occurrence of a fundamental change, as defined in "Description of Notes," and the provisions requiring an increase to the conversion rate for conversions in connection with make-whole fundamental changes may in certain circumstances delay or prevent a takeover of the Company and the removal of incumbent management that might otherwise be beneficial to investors.

The conversion rate for the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and certain issuer tender or exchange offers, as described under "Description of Notes—Conversion Rights—Conversion Rate Adjustments." The conversion rate will not be adjusted, however, for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock.

As a holder of notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with respect to our common stock only if you convert your notes and, as a result, are deemed to become a record owner of any shares of our common stock due upon such conversion. For example, in the event that an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed the record owner of the shares of our common stock, if any, due upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who convert their notes.

        The conversion of some or all of the notes may dilute the ownership interests of existing stockholders, including holders who convert their notes. Any sales in the public market of any of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the notes into shares of our common stock or a combination of cash and shares of our common stock could depress the price of our common stock.

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition and operating results.

        In the event the conditional conversion features of the notes are triggered, holders of the notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of Notes—Conversion Rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock, we would be required to make cash payments to satisfy all or a portion of our conversion obligation based on the applicable conversion rate, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we may, under certain circumstances, be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability.

You may have to pay United States federal income tax if we adjust the conversion rate, even if you do not receive any cash.

        We will adjust the conversion rate of the notes for stock splits and combinations, stock dividends, cash dividends and certain other events. See "Description of Notes—Conversion Rights—Conversion Rate Adjustments." Under certain circumstances, if we adjust the conversion rate, you may be treated as having received a constructive dividend from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. Under proposed regulations relating to certain "dividend equivalent" payments, an adjustment to the conversion rate of the notes as a result of a dividend on our common stock may be subject to withholding tax at a different time or in a different amount than the withholding tax otherwise imposed on dividends and constructive dividends. See "Material United States Federal Income Tax Consequences—Taxation of U.S. Holders—The Notes—Adjustment of Conversion Rate" or "Material United States Federal Income Tax Consequences—Taxation of Non-U.S. Holders—Adjustment of Conversion Rate," as applicable.

The market price of the notes is expected to be significantly affected by the market price of our common stock, which may be volatile and will be affected by factors beyond our control.

        We expect that the market price of our notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the notes than would be expected for nonconvertible debt securities. The market price of our common stock will likely fluctuate in response to the factors discussed elsewhere in "Risk Factors" and in "Forward-Looking Statements" in this prospectus and in the documents incorporated by reference herein, among others, many of which are beyond our control. Furthermore, the securities markets have experienced significant price and volume fluctuations unrelated to the performance of particular companies, as a result of general economic instability.

Any adverse rating of the notes may cause the value of the notes to fall.

        We do not intend to seek a rating on the notes. However, if, in the future, one or more rating agencies rate the notes and assign the notes a rating lower than the rating expected by investors, or reduce or withdraw their rating, or place the notes on "watch list," the market price of the notes and our common stock would be adversely affected.

The market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets.

        Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities, which could adversely affect the value of the notes.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        The notes are a new issue of securities for which there is no established market. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, they are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for the notes may not develop or, if developed, may not continue. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. A liquid trading market may not develop for the notes. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. If an active market does not develop or is not maintained, the price and liquidity of the notes may be adversely affected.

The convertible note hedge and warrant transactions may affect the value of the notes and the trading price of our common stock.

        In connection with the pricing of the notes, we are entering into privately-negotiated convertible note hedge transactions with respect to our common stock with the option counterparties. The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of our common stock that initially underlie the notes.

        The convertible note hedge transactions are expected to reduce the potential dilution with respect to our common stock, and/or offset potential cash payments we are required to make in excess of the principal amount of the notes, upon conversion of the notes. Concurrently with entering into the convertible note hedge transactions, we are also entering into separate, privately-negotiated warrant transactions with the option counterparties relating to the same number of shares of our common stock, subject to customary anti-dilution adjustments. The warrant transactions could separately have a dilutive effect on our common stock to the extent that the market price per share of our common stock, as measured under the terms of the warrant transactions, exceeds the applicable strike price of the warrants on the applicable expiration dates. If the underwriters exercise their option to purchase additional notes, we expect to enter into additional convertible note hedge transactions and additional warrant transactions.

        In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the option counterparties and/or their affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing or preventing a decline in the price of the notes and/or our common stock at that time.

        The option counterparties and/or their affiliates are likely to modify their hedge positions from time to time following the pricing of the notes by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling in secondary market transactions our common stock or other of our securities or instruments that they may wish to use in connection with such hedging, including the notes.

        In addition, we intend to exercise options we hold under the convertible note hedge transactions whenever notes are converted. In order to unwind their hedge positions with respect to those exercised options, the option counterparties and/or their respective affiliates may sell shares of our common stock or other of our securities or instruments, including the notes, in secondary market transactions or unwind various derivative transactions with respect to our common stock, including during the period immediately prior to maturity of the notes in connection with potential conversions of the notes (and are likely to do so during any cash settlement averaging period for the converted notes). These unwind activities could have the effect of decreasing the trading price of our common stock.

        In addition, if any such convertible note hedge and warrant transactions fail to become effective, whether or not our concurrent offering of notes is completed, the option counterparties (or their affiliates) may unwind their hedge positions with respect to our common stock, which could adversely affect the trading price of our common stock and, as a result, the value of the notes.

        The effect, if any, of any of these transactions and activities on the trading price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the trading price of our common stock and the value of the notes (and, as a result, the value of the consideration, the amount of cash and/or the number of shares of common stock, if any, you will receive upon conversion of the notes) and, under certain circumstances, your ability or determination to convert the notes.

        In addition, a failure by the option counterparties or their respective affiliates (due to bankruptcy or otherwise) to pay or deliver, as the case may be, to us amounts owed to us under the convertible note hedge transactions will not reduce the consideration we are required to deliver to a holder upon its conversion of notes and may result in an increase in dilution with respect to our common stock.

        The convertible note hedge transactions and the warrant transactions are separate transactions (in each case entered into between us and the option counterparties), are not part of the terms of the notes and will not affect your rights under the notes. As a holder of the notes, you will not have any rights with respect to the convertible note hedge transactions or warrant transactions. We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the shares of our common stock. In addition, we do not make any representation that the option counterparties will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

        We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

        If investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely affected. As a result, any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

        In May 2008, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options ("ASC 470-20"). Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the notes.

        In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Risks Related to the Security Networks Acquisition

We cannot assure you that Monitronics will complete the Security Networks Acquisition, or if completed, that such acquisition will be beneficial to us.

        We cannot assure you that Monitronics will complete the Security Networks Acquisition, or if completed, that such acquisition would achieve the desired benefits, including potential synergies. The Security Networks Acquisition would, if ultimately consummated, substantially increase the size of our business. In addition, if we complete the Security Networks Acquisition, failure to assimilate Security Networks' assets into Monitronics' existing operations would adversely affect our financial condition and results of operations.

        The Security Networks Acquisition involves numerous risks, including the failure to realize expected profitability or growth. We also will be exposed to risks that are commonly associated with any acquisition, some of which may be material, including: (i) increased attrition in Monitronics' subscriber base, (ii) a loss of dealer relationships, (iii) unanticipated liabilities, costs, operating difficulties and expenditures and (iv) the diversion of management's time and attention.

        If Monitronics consummates the Security Networks Acquisition and if any of these risks or unanticipated liabilities, costs or operating difficulties were to materialize, any desired benefits of the Security Networks Acquisition may not be fully realized, if at all, and our future financial performance and results of operations could be negatively impacted.

        In addition, if the failure to complete the Security Networks Acquisition by September 30, 2013, or any later termination date applicable under the terms of the Security Networks Acquisition Agreement, is attributable to certain breaches by Monitronics or us or Monitronics' failure to obtain the overall acquisition financing it desires, Monitronics may be required to pay the sellers a $45.0 million termination fee. The payment of this fee, coupled with the transaction costs that are payable regardless of whether we complete the Security Networks Acquisition (such as legal, accounting and accrued financing costs), could adversely affect our financial position.

Monitronics will incur substantial transaction and acquisition-related fees and costs in connection with the planned Security Networks Acquisition.

        We expect that Monitronics will incur a number of transaction and acquisition-related fees and costs associated with completing the planned Security Networks Acquisition and related financing transactions. These fees and costs will be substantial. Additional unanticipated costs may be incurred in the integration of the Security Networks business with Monitronics' business. Although it is expected that the realization of synergies and efficiencies related to the integration of the businesses will offset the incremental transaction and acquisition-related costs over time, this benefit may not be achieved in the near term, or at all.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Three Months Ended March 31, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of Earning to Fixed Charges(1)	1.1	0.7	0.4	—(2)	N/A(2)	N/A(2)

(1)
For purposes of computing ratio of earnings to combined fixed charges, earnings consist of income before income taxes for such period, plus fixed charges deducted in calculating income before income taxes for such period. Fixed charges consist of interest incurred and amortization of deferred financing costs. Our earnings for the fiscal years ended December 31, 2012, 2011 and 2010 and for the three months ended March 31, 2012 were insufficient to cover fixed charges by $21.7 million, $25.7 million, $33.2 million and $4.2 million, respectively.

(2)
In December 2010 Ascent acquired Monitronics. Ascent's operations prior to the acquisition have been reported as discontinued operations. Monitronics is the only operating company of Ascent.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $             million (or approximately $             million if the underwriters exercise their option to purchase additional notes in full), after deducting fees and estimated offering expenses. In addition, we expect to receive proceeds from the sale of warrants described under "Description of the Convertible Note Hedge and Warrant Transactions." We expect to use $             million of the net proceeds from the sale of the notes and the proceeds from the sale of the warrants to fund the cost of the convertible note hedge transactions entered into between us and the option counterparties. We expect to apply the remaining $             million to fund the amounts borrowed by Monitronics under the Ascent Intercompany Loan to fund a portion of the purchase price for the Security Networks Acquisition. If Monitronics fails to consummate the Security Networks Acquisition, we expect to use the remaining net proceeds for general corporate purposes.

        If the underwriters exercise their option to purchase additional notes in full, the aggregate net proceeds from this offering will be approximately $             million. If the underwriters exercise their option to purchase additional notes, we expect to sell additional warrants and to use a portion of the proceeds from the sale of the additional notes and from the sale of the corresponding additional warrants to pay the cost of additional convertible note hedge transactions with the option counterparties.

        The following table summarizes the estimated sources and uses of funds for the Transactions. Actual amounts may differ from these estimates. The table below does not reflect the convertible note hedge and warrant transactions. See "Description of the Convertible Note Hedge and Warrant Transactions." The cost of the convertible note hedge transactions and the amount of proceeds from the sale of the warrants will be disclosed in the pricing term sheet relating to this offering.

SOURCES AND USES TABLE

Sources		Uses
(in millions)
Monitronics Senior Notes Offering	$150.0	Security Networks Purchase Price(2)	$507.5	(3)
Monitronics New Term Loan(1)	225.0	Repay Monitronics Revolving Credit Facility	19.9
Ascent Contribution of Ascent Shares	20.0
Ascent Contribution of Cash	57.2
Notes (Ascent convertible debt) offered hereby	90	Transaction Fees and Expenses(4)	14.8

Total	$542.2	Total	$542.2

(1)
Does not reflect any original issue discount in connection with Monitronics' New Term Loan.

(2)
Represents consideration paid for the Security Networks Acquisition, based on the estimated purchase price subject to certain adjustments.

(3)
Includes the $20.0 million agreed value of the Ascent Shares to be issued to the Sellers in the Security Networks Acquisition.

(4)
Includes original issue discount in connection with the New Term Loan.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and unaudited consolidated capitalization as of March 31, 2013: (i) on an actual basis and (ii) on an as-adjusted basis, after giving pro forma effect to (a) the issuance of the notes in this offering, (b) the other Transactions described under "Summary—Security Networks Acquisition and Financing Transactions" and (c) the use of approximately $ million to fund the convertible note hedge transactions describe herein and our receipt of approximately $ million of proceeds from the sale of warrants describe herein.

        You should read the As Adjusted capitalization data set forth in the table below in conjunction with the information included under the heading "Use of Proceeds," "Unaudited Pro Forma Condensed Financial Statements," and "Description of Other Indebtedness," our consolidated financial statements and the notes thereto and Security Networks' consolidated financial statements and the notes thereto, incorporated by reference into this prospectus.

	As of March 31, 2013
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents, including marketable securities and restricted cash(1)	$246.0		$(2)

Debt:
Monitronics Credit Agreement
Term Loan due 2018	688.8		913.8
Revolving Facility due 2017(3)	21.5		1.6
Monitronics 9.125% Senior Notes due 2020	410.0		410.0
Monitronics % Senior Notes due 2021	—		150.0
Notes (Ascent convertible debt) offered hereby	—

Total Debt	$1,120.3	$
Stockholders' equity	513.8		(2)(4)

Total capitalization	$1,634.1		$(5)

(1)
As of June 30, 2013, we had $4.2 million of cash and cash equivalents, including marketable securities and restricted cash.

(2)
Reflects an amount of $             million for the pre-tax cost of the convertible note hedge transactions and an amount of $             million of proceeds from the sale of warrants described under "Description of the Convertible Note Hedge and Warrant Transactions." The cost of the convertible note hedge transactions and proceeds from the sale of the warrants are included in additional paid-in capital in our total stockholders' equity.

(3)
As of June 30, 2013, the outstanding indebtedness under our the revolving portion of Monitronics' Credit Facility was $33.6 million. As of March 31, 2013, after giving pro forma effect to the Transactions, Monitronics would have had $223.4 million of available borrowing capacity under its revolving credit facility.

(4)
Amounts shown reflect the application of ASC 470-20, which requires us to separately account for the liability and equity components of the notes offered hereby that may be settled entirely or partially in cash upon conversion in a manner that reflects our economic interest cost. In

  accordance with ASC 470-20, the $             million principal amount of the notes has been characterized (and, to the extent applicable, reflected in the table above) as follows:

Deferred tax liabilities	$	million
Long-term debt		million
Additional paid-in capital		million

  The accretion of the liability component to par increases the effective interest rate expense under U.S. GAAP.

(5)
On the Security Networks Closing Date, the Company expects to enter into the Ascent Intercompany Loan, pursuant to which the Company will loan $125.0 million to Monitronics at an interest rate equal to the yield to worst of the Additional Monitronics Senior Notes plus approximately 0.75%. The Ascent Intercompany Loan is expected to mature on October 1, 2020 and will be prepayable, in whole or in part, by Monitronics without premium.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

        The unaudited pro forma condensed statements of income for the fiscal year ended December 31, 2012 and for the three months ended March 31, 2013 give effect to the Transactions as if they were consummated on January 1, 2012. The unaudited pro forma condensed balance sheet as of March 31, 2013 gives effect to the Transactions as if they were consummated on March 31, 2013. The unaudited pro forma consolidated information has been derived from (i) the audited consolidated financial statements of each of Security Networks and the Company for the year ended December 31, 2012 and (ii) the unaudited consolidated financial statements of each of Security Networks and the Company as of and for the three months ended March 31, 2013 incorporated by reference herein.

        The unaudited pro forma consolidated financial information has been presented for informational purposes only and does not purport to represent, and is not necessarily indicative of, what our financial position or results of operations would have been had the Security Networks Acquisition been completed as of January 1, 2012 and March 31, 2013, as applicable, and should not be taken as representative of our future consolidated financial position or results of operations. In addition, the unaudited pro forma consolidated financial information does not reflect the application of ASC 470-30, which requires us to separately account for liability and equity components of the notes offered hereby as such amounts are not determinable as of the date of filing. Accordingly, the notes offered hereby are classified as debt for purposes of presentation in the pro forma consolidated balance sheet as of March 31, 2013. This information is only a summary and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements, "Capitalization," and our historical consolidated financial statements and related notes thereto and Security Networks' historical consolidated financial statements incorporated by reference herein.

        The Security Networks Acquisition will be accounted for as a business combination utilizing the purchase accounting method in accordance with FASB ASC Topic 805, Business Combinations. The pro forma information presented below, including the purchase price and allocation of purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, available information as of the date of this prospectus and management assumptions, and will be revised as additional information becomes available. The final purchase price and purchase price allocation is dependent upon, among other things, the finalization of the preliminary asset and liability valuations by our independent appraisal firm. The actual adjustments to our consolidated financial statements upon the closing of the Security Networks Acquisition, this offering of notes and the other Transactions will depend on a number of factors, including additional information available and the actual balances of Security Networks' net assets on the Security Networks Closing Date. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material. Any final adjustments may change the purchase price or the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial information, including a change to goodwill.

        The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results.

THREE MONTH PERIOD ENDED MARCH 31, 2013

Three Months Ended March 31, 2013
Ascent Capital	Security Networks	Pro Forma Adjustments	Pro Forma Combined Condensed Consolidated Ascent Capital and Security Networks
(unaudited)	(unaudited)	(unaudited)	(unaudited)
(Amounts in thousands, except share numbers)
Results of Operations Data:
Net Revenue	$100,158	23,256	—	123,414
Operating expenses:
Cost of Services	15,202	3,801	—	19,003
Selling, general, and administrative	19,737	5,910	(700)	(1)	24,947
Amortization of subscriber accounts, dealer network and other intangible assets	44,315	7,131	5,383	(2)	56,829
Depreciation	1,914	286	(188)	(3)	2,012
Loss (gain) on sale of operating assets, net	(3,391)	—	—	(3,391)

77,777	17,128	4,495	99,400

Operating income (loss)	22,381	6,128	(4,495)	24,014
Other income (expense):
Interest income	980	—	—	980
Interest expense	(21,143)	(4,881)	(1,971	)(4)	(27,995)
Other income (expense), net	870	(24)	—	846

(19,293)	(4,905)	(1,971)	(26,169)

Income (loss) from continuing operations before income taxes	3,088	1,223	(6,466)	(2,155)
Income tax expense from continuing operations	(774)	(14)	—	(788)

Net income (loss) from continuing operations	2,314	1,209	(6,466)	(2,943)

Basic earnings (loss) per share:
Continuing operations	$0.17	(0.21)
Weighted average shares—basic	13,887,945	14,282,267
Diluted earnings (loss) per share(2):
Continuing operations	$0.16	(0.21)
Weighted average shares—diluted	14,624,026	14,282,267	(10)

(2)
Pro forma diluted earnings per share is calculated the same as pro forma basic EPS since the pro forma results in a net loss, which would make potentially dilutive securities antidilutive.

	As of March 31, 2013
	Ascent Capital	Security Networks	Pro Forma Adjustments		Pro Forma Combined Condensed Consolidated Ascent Capital and Security Networks
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
	(Amounts in thousands)
Assets
Current assets:
Cash and cash equivalents	$100,404	1,695	(57,125)	(5)	44,974
Restricted cash	2,640	—	—		2,640
Marketable Securities, at fair value	142,906	—	—		142,906
Trade Receivable, net of allowance for doubtful accounts	11,434	1,368	—		12,802
Parts inventory	—	475	—		475
Deferred income tax assets, net	3,780	—	—		3,780
Income taxes receivable	132	—	—		132
Prepaid and other current assets	13,482	953	—		14,435
Assets held for sale	7,389	—	—		7,389

Total current assets	282,167	4,491	(57,125)		229,533
Property and equipment, net of accumulated depreciation	54,163	1,963	—		56,126
Subscriber accounts, net of accumulated amortization	992,374	217,141	79,659	(2)	1,289,174
Dealer network and other intangible assets, net of accumulated amortization	27,333	—	43,000	(2)	70,333
Goodwill	349,227	54,629	138,478	(6)	542,334
Other assets, net	23,669	8,871	1,241	(7)	33,781
Assets of discontinued operations	54	—	—		54

Total assets	$1,728,987	287,095	205,253		2,221,335

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$5,872	2,477	—		8,349
Accrued payroll and related liabilities	2,340	107	—		2,447
Other accrued liabilities	37,859	1,707	22,110	(1)	61,676
Deferred revenue	9,831	3,394	(3,000)	(8)	10,225
Purchase holdbacks, including amounts due on acquired contracts—short-term	11,077	2,926	—		14,003
Current portion of long-term debt	6,905	—	—		6,905
Liabilities of discontinued operations	6,980	—	—		6,980

Total current liabilities	80,864	10,611	19,110		110,585
Long-term debt	1,108,632	217,553	225,297	(4)	1,551,482
Derivative financial instruments	12,039	—	—		12,039
Deferred income tax liability, net	8,235	—	—		8,235
Due on acquired contracts—long-term	—	5,739	—		5,739
Other liabilities	5,437	—	—		5,437

Total liabilities	1,215,207	233,903	244,407		1,693,517

Commitments and contingencies
Stockholder's equity	513,780	53,192	(39,154)	(9)	527,818

Total liabilities and stockholder's equity	$1,728,987	287,095	205,253		2,221,335

YEAR ENDED DECEMBER 31, 2012

Year Ended December 31, 2012
Ascent Capital	Security Networks	Pro Forma Adjustment	Pro Forma Combined Condensed Consolidated Ascent Capital and Security Networks
(unaudited)	(unaudited)
(Amounts in thousands, except share numbers)
Results of Operations Data:
Net Revenue	$344,953	78,478	(3,000)	(8)	420,431
Operating expenses:
Cost of Services	49,791	12,262	—	62,053
Selling, general, and administrative	73,389	20,134	(1,829)	(1)	91,694
Amortization of subscriber accounts, dealer network, and other intangible assets	163,468	24,470	33,972	(2)	221,910
Depreciation	8,404	1,138	(745)	(3)	8,797
Loss (gain) on sale of operating assets, net	(8,670)	—	—	(8,670)
Loss on pension plan settlements	6,571	—	—	6,571
Impairment of assets held for sale	1,692	—	—	1,692
Contingent consideration expense	—	982	—	982

294,645	58,986	31,398	385,029

Operating income (loss)	50,308	19,492	(34,398)	35,402
Other income (expense):
Interest income	4,011	—	—	4,011
Interest expense	(71,390)	(15,816)	(11,594)	(4)	(98,800)
Realized and unrealized loss on derivative instruments	(2,044)	—	—	(2,044)
Refinancing expense	(6,245)	—	—	(6,245)
Other income, net	3,696	—	—	3,696

(71,972)	(15,816)	(11,594)	(99,382)

Income (loss) from continuing operations before income taxes	(21,664)	3,676	(45,992)	(63,980)
Income tax expense from continuing operations	(2,591)	(100)	—	(2,691)

Net income (loss) from continuing operations	(24,255)	3,576	(45,992)	(66,671)

Basic and diluted earnings (loss) per share:
Continuing operations	$(1.73)	(4.62)
Weighted average shares—basic and diluted	14,026,102	14,420,424	(10)

(1)
Reflects fair value adjustments related to Security Networks revenue sharing program and elimination of historical revenue sharing expenses. Additionally, the balance sheet adjustment reflects Security Networks' customer relation transaction costs and other costs expected to be incurred upon acquisition.

(2)
Reflects fair value adjustments and pro forma amortization expense adjustments for the acquisition of Security Networks' identifiable intangible assets, which are comprised of subscriber accounts, its dealer network and non-compete agreements. Subscriber accounts are amortized using the 14-year 235% declining balance method. Dealer network and non-compete agreements are amortized over their estimated remaining useful lives of 5 years on a straight-line basis.

(3)
Reflects pro forma depreciation expense adjustments for the acquisition of Security Networks' property and equipment. The reduction in depreciation expense is the result of the fair values of acquired property and equipment being depreciated over their estimated remaining useful lives of 3-5 years on a straight-line basis.

(4)
Reflects incremental debt obtained to finance the Security Networks Acquisition, net of the elimination of Security Networks debt not assumed. The results of operations adjustments are to record pro forma interest expense on these incremental borrowings. Pro forma interest expense adjustments were calculated based on the expected weighted effective interest rate on incremental debt in connection with the Security Networks Acquisition.

(5)
Reflects cash paid to finance the Security Networks acquisition, pay deferred financing and convertible note hedge costs, and repay $19.9 million of Monitronics' revolving credit facility outstanding as of March 31, 2013. This amount is net of proceeds from the sale of warrants.

(6)
Reflects the elimination of Security Networks' historical goodwill balance of $54.6 million and the origination of goodwill arising from Monitronics' purchase of Security Networks. Adjusted goodwill reflects the preliminary estimated excess of purchase price over the fair value of assets acquired and liabilities assumed. The purchase price of Security Networks has been allocated on a preliminary basis as follows (amounts in thousands):

Estimated fair value of assets acquired and liabilities assumed:
Subscriber accounts	$296,800
Dealer network and other intangible assets	43,000
Property and equipment	1,963
Other assets acquired	4,491
Goodwill	193,107
Estimated fair value of liabilities assumed	(31,861)

Cash consideration paid	$507,500

(7)
Reflects the additional deferred financing costs estimated to be incurred on incremental debt obtained to finance the Security Networks acquisition, net of the elimination of Security Networks deferred financing costs not acquired.

(8)
Represents purchase accounting adjustments to Security Networks deferred revenues expected to be recorded upon acquisition.

(9)
Reflects the elimination of Security Networks historical stockholder's equity, the estimated net impact of entering into the convertible note hedge and warrant equity contracts, and the issuance of $20.0 million of Ascent Series A common stock as consideration paid for the Security Networks Acquisition.

(10)
Pro forma basic and diluted weighted average shares reflects an adjustment for the issuance of $20.0 million of Ascent Series A common stock as consideration paid for the Security Networks Acquisition.

PRICE RANGE OF OUR COMMON STOCK

        Our common stock is traded on The NASDAQ Global Select Market under the symbol "ASCMA." The following table sets forth, for the fiscal periods indicated, the high and low closing sale prices of our common stock as reported on The NASDAQ Global Select Market.

	High	Low
Fiscal year ended December 31, 2011
First quarter	49.85	37.12
Second quarter	53.05	42.90
Third quarter	58.37	38.38
Fourth quarter	52.74	35.88
Fiscal year ended December 31, 2012
First quarter	55.78	46.31
Second quarter	54.87	44.90
Third quarter	55.01	48.01
Fourth quarter	63.40	54.15
Fiscal year ending December 31, 2013
First quarter	75.42	61.52
Second quarter	78.32	63.19
Third quarter (through July 9, 2013)	83.99	78.33

        The last reported sale price of our common stock on July 9, 2013 was $83.99 per share. As of July 10, 2013, we had approximately 1,000 record holders of our common stock.

DIVIDEND POLICY

        We have not paid any cash dividends on our common stock and have no present intention to do so. Any payment of cash dividends in the future will be determined by our Board of Directors in light of our earnings, financial condition, alternative uses for cash and other relevant considerations.

 DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

        On March 23, 2012, Monitronics entered into a credit agreement with the lenders party thereto and Bank of America, N.A., as administrative agent, which provided a $550.0 term loan at a 1% discount and a $150.0 million revolving credit facility, which we refer to collectively as the "Credit Facility." On November 7, 2012, we entered into an amendment to the credit agreement, which provided an incremental term loan with an aggregate principal amount of $145.0 million. On March 25, 2013, Monitronics entered into a second amendment to the credit agreement, pursuant to which Monitronics repriced the interest rates applicable to the Credit Facility and extended the maturity of the revolving portion of the Credit Facility by nine months to December 22, 2017. The term loan matures on March 23, 2018. As of March 31, 2013, the outstanding balances of the term loan and revolving portion of the Credit Facility were $688.8 million and $21.5 million, respectively.

        The Credit Facility term loans bear interest at LIBOR plus 3.25%, subject to a LIBOR floor of 1.00%. Principal payments of approximately $1,726,000 and interest on the term loans are due quarterly. The Credit Facility revolver bears interest at LIBOR plus 3.75%, subject to a LIBOR floor of 1.00%. There is an annual commitment fee of 0.50% on unused portions of the Credit Facility revolver. As of March 31, 2013, $128,500,000 was available for borrowing under the revolving credit facility.

        The Credit Facility is secured by a pledge of all of Monitronics' outstanding stock and all of the outstanding stock of its existing subsidiaries and is guaranteed by all of its existing subsidiaries. Ascent has not guaranteed any of Monitronics' obligations under the Credit Facility.

        The Credit Facility contains affirmative and negative covenants and financial covenants that require Monitronics to maintain a consolidated total leverage ratio (as defined in the Credit Facility agreement) of not more than 5.00 to 1.00 through June 30, 2015 and then 4.50 to 1.00 thereafter, a consolidated senior secured leverage ratio (as defined in the Credit Facility agreement) of not more than 3.25 to 1.00 through June 30, 2015 and then 3.00 to 1.00 thereafter, a consolidated interest coverage ratio (as defined in the Credit Facility agreement) of not less than 2.00 to 1.00, each of which is calculated quarterly on a trailing twelve-month basis. In addition, the revolving portion of the Credit Facility requires Monitronics to maintain a consolidated senior secured RMR leverage ratio (as defined in the Credit Facility agreement) of no more than 28.0 to 1.00, calculated quarterly on a one month basis, and an attrition rate (as defined in the Credit Facility agreement) of no more than 15.0%, calculated quarterly on a trailing twelve-month basis. The negative covenants limit Monitronics' ability and the ability of its subsidiaries to, among other things:

  •
  incur additional indebtedness;

  •
  make cash distributions by means of loans or cash dividends;

  •
  make certain loans and investments;

  •
  create liens;

  •
  enter into certain transactions with affiliates, including our parent company, Ascent;

  •
  restrict subsidiary distributions;

  •
  dissolve, merge or consolidate;

  •
  make capital expenditures;

  •
  transfer, sell or dispose of assets; and

  •
  acquire certain types of alarm monitoring contracts.

        These covenants are subject to significant exceptions. As of March 31, 2013 and December 31, 2012, Monitronics was in compliance with all required covenants.

        The Credit Facility contains customary events of default, including, among other things, the failure to perform or observe terms, covenants or agreements included in Credit Facility, nonpayment defaults on principal, interest or fees under Monitronics' senior secured credit facilities, defaults on other indebtedness in an aggregate principal amount exceeding $20.0 million if the effect is to permit acceleration, entry of unsatisfied judgments in an aggregate amount in excess of $20.0 million against Monitronics or its restricted subsidiaries, the occurrence of a change of control, failure of any collateral document to create or maintain a priority lien, and certain events related to bankruptcy and insolvency or ERISA matters. If an event of default occurs, the lenders under the Credit Facility will be able to, among other things, terminate their commitments, declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees, and exercise remedies under the collateral documents relating to the Credit Facility.

Expected Amendment to Credit Facility

        On the Security Networks Closing Date, Monitronics expects to enter into an amendment to its Credit Facility to, among other things, increase the amount of its revolving credit facility under its Credit Facility by an amount equal to $75.0 million (except that no amounts are expected to be drawn to finance the Security Networks Acquisition) and increase the amount of its term facility under its Credit Facility by an amount equal to $225.0 million, which we refer to herein as the "New Term Loan." The closing of this offering is not conditioned on the New Term Loan.

Senior Notes due 2020

        On March 23, 2012, Monitronics issued $410.0 million in aggregate principal amount of the 2020 Notes. The 2020 Notes mature on April 1, 2020 and bear interest at 9.125% per annum. Interest payments are due semi-annually on April 1 and October 1 of each year, beginning on October 1, 2012. The 2020 Notes are guaranteed by all of Monitronics existing subsidiaries. Ascent has not guaranteed any of Monitronics' obligations under the 2020 Notes.

        Monitronics may redeem up to 35% of the 2020 Notes at any time prior to April 1, 2015 with the cash proceeds from certain equity offerings at a redemption price of 109.125% of the principal amount of the 2020 Notes (plus accrued and unpaid interest to the redemption date).

        Prior to April 1, 2016, Monitronics may redeem the 2020 Notes, in whole or in part, at a "make-whole" redemption price. On or after April 1, 2016, Monitronics may redeem all or a part of the 2020 Notes at redemption prices (expressed as percentages of principal amount) equal to 104.563% for the twelve-month period beginning on April 1, 2016, 102.281% for the twelve-month period beginning April 1, 2017 and 100.00% for the twelve-month period beginning on April 1, 2018 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the 2020 Notes.

        The indenture governing the 2020 Notes contains covenants that, among other things, limits Monitronics' ability and the ability of its restricted subsidiaries to, among other restrictions: (i) incur or guarantee additional indebtedness; (ii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iii) make investments; (iv) create liens or use assets as security in other transactions; (v) merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets; (vi) enter into transactions with affiliates; and (vii) sell or transfer certain assets. These covenants are subject to a number of important exceptions and qualifications.

        Additionally, on March 23, 2012, Monitronics entered into a registration rights agreement that provided holders of the 2020 Notes certain registration rights for the 2020 Notes under the Securities

Act. In August 2012, Monitronics satisfied its obligations under the registration rights agreement by completing an exchange of the 2020 Notes for identical securities in a registered offering under the Securities Act.

Monitronics Senior Notes Offering

        Concurrently with this offering, subject to market conditions, the Escrow Issuer, our direct wholly-owned subsidiary, is offering $150 million of the Additional Monitronics Senior Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States under Regulation S. The Escrow Issuer was created solely to issue the Additional Monitronics Senior Notes and will deposit the net proceeds of the Monitronics Senior Notes Offering into escrow pending completion of the Security Networks Acquisition and the merger of the Escrow Issuer with and into Monitronics (with Monitronics as the surviving company), upon which Monitronics will assume all of the obligations under the Additional Monitronics Senior Notes. If the Security Networks Acquisition and such merger and assumption are not consummated by September 30, 2013, or such later date as may be requested by Monitronics pursuant to the escrow agreement, but in any event, not later than October 31, 2013, the escrowed funds will be applied to the mandatory redemption of the Additional Monitronics Senior Notes. The Additional Monitronics Senior Notes will have the same terms as the 2020 Notes (other than the issue date, initial public offering price, initial interest payment date and related provisions). The Monitronics Senior Notes Offering has not been registered under the Securities Act and is being made on a private basis only to eligible investors. This prospectus is not an offer to sell or a solicitation of an offer to buy the Additional Monitronics Senior Notes.

DESCRIPTION OF NOTES

        We will issue the notes under an indenture (which we refer to as the "indenture"), to be entered into upon the closing of this offering and dated as of the closing date, between us, as issuer, and U.S. Bank National Association, as trustee (which we refer to as the "trustee"). The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the "Trust Indenture Act."

        You may request a copy of the indenture from us. See "Where You Can Find More Information."

        The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in these documents. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

        For purposes of this description, references to "the Company," "we," "our" and "us" refer only to Ascent Capital Group, Inc., and not to its subsidiaries. Our common stock is divided into three series. See "Description of Our Common Stock." Unless the context otherwise requires, references to the "common stock" in this prospectus are to the Series A common stock.

General

        We are offering $90 million aggregate principal amount of our        % Convertible Senior Notes due 2020 (or $103.5 million if the underwriters exercise their over-allotment option in full), or the "notes." The notes will mature on July 15, 2020, subject to earlier repurchase or conversion.

        The notes:

  •
  will be our general unsecured senior obligations;

  •
  will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof ("permitted denominations");

  •
  will be represented by one or more registered notes in global form, but in limited circumstances may be represented by notes in definitive form as described below under "—Book-Entry, Settlement and Clearance";

  •
  will not be subject to redemption at our option;

  •
  will be equal in right of payment with our other unsecured senior indebtedness and senior in right of payment to our indebtedness that is expressly subordinated to the notes, if any;

  •
  will be structurally subordinated to all liabilities of our subsidiaries, including the Credit Facility, the 2020 Notes and the Additional Monitronics Senior Notes; and

  •
  will be effectively subordinated to our secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness.

        Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of                        shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $            per share of common stock). The applicable conversion rate is subject to adjustment if certain events occur.

        Upon conversion of a note, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof at our election as described below under "—Conversion Rights—Settlement Upon Conversion." Holders will not receive any additional cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the circumstances described below under "—Conversion Rights—General."

        We use the term "note" in this prospectus to refer to each $1,000 principal amount of notes.

        We may from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.

        We may, without the consent of the holders, reopen the indenture and issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless they will be fungible with the notes offered hereby for U.S. federal income tax and securities law purposes.

        The registered holder of a note will be treated as the owner of it for all purposes, and all references herein to "holders" refer to the registered holders.

        Other than restrictions described under "—Fundamental Change Permits Holders to Require Us to Purchase Notes" and "—Consolidation, Merger and Sale of Assets" below, and except for the provisions set forth under "—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions," the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect the holders.

Payments on the Notes; Paying Agent and Registrar

        Payments in respect of the principal and interest, including additional interest, if any, on global notes registered in the name of The Depository Trust Company or its nominee will be payable to The Depository Trust Company or its nominee, as the case may be, in its capacity as the registered holder under the indenture.

        Any certificated notes may be presented for payment at the office or agency designated by us (which will be in the Borough of Manhattan, New York City). Initially, the corporate trust office of the trustee will serve as such office, as our paying agent and registrar.

        We may change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but any tax or similar governmental charge required by law or permitted by the indenture because a holder requests any shares to be issued in a name other than such holder's name will be paid by such holder. We are not required to transfer or exchange any note surrendered for repurchase or conversion except for any portion of that note not being repurchased or converted, as the case may be.

Interest

        The notes will bear interest at a rate of        % per annum. Interest will accrue from                                    , the anticipated initial issuance date, and will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2014.

        Interest will be paid to the person in whose name a note is registered at the close of business on January 1 or July 1, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If any interest payment date falls on a date that is not a business day, such payment of interest (or principal in the case of the final maturity date for the notes) will be postponed until the next succeeding business day, and no interest or other amount will be paid as a result of any such postponement.

        A "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in New York City are authorized or obligated by law or executive order to close or be closed.

Ranking

        The notes will be our general unsecured obligations and will rank senior in right of payment to all future indebtedness that is expressly subordinated in right of payment to the notes, if any. The notes will rank equally in right of payment with all of our existing and future unsecured senior indebtedness. The notes will be effectively subordinated to our secured indebtedness, if any, to the extent of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure such secured indebtedness, if any, will be available to pay obligations on the notes only after all such secured indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all notes then outstanding. The indenture will not limit our ability or the ability of our subsidiaries to incur additional indebtedness in the future, including senior secured indebtedness.

        The notes will be effectively subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and guarantees of our indebtedness) of our subsidiaries, including the Credit Facility, the 2020 Notes and the Additional Monitronics Senior Notes. See "Risk Factors—Risk Factors Related to the Notes and this Offering—Although they are titled senior notes, the notes will be structurally subordinated to all of the obligations of our subsidiaries, including our wholly owned operating company, Monitronics" and "Description of Other Indebtedness." As of March 31, 2013, on an as adjusted basis after giving effect to the Transactions, Monitronics would have had approximately $1,600.4 million of total indebtedness.

Conversion Rights

General

        Subject to the conditions described under the headings "—Conversion Based on Common Stock Price," "—Conversion Upon Satisfaction of Trading Price Condition," "—Conversion Upon Specified Corporate Transactions" and "—Conversion During a Specified Period," holders may convert their notes at an initial conversion rate of                        shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $            per share of common stock) at any time prior to the close of business on the second business day immediately preceding the maturity date of the notes. Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination thereof at our election, all as set forth below under "—Settlement Upon Conversion." If we satisfy our conversion obligation solely in cash or through payment and delivery of a combination of cash and shares of our common stock, the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as defined below under "—Settlement Upon Conversion") calculated on a proportionate basis for each trading day in the 60 trading-day cash settlement averaging period (as defined below under "—Settlement Upon Conversion"). The trustee will initially act as the conversion agent.

        The conversion rate and the corresponding conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below under "—Conversion Rate Adjustments" and "—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions." The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount and the notes the holder retains and does not convert are in a permitted denomination.

        Upon conversion, a holder will not receive any additional cash payment for accrued and unpaid interest and additional interest, if any, unless such conversion occurs between a regular record date and the interest payment date to which it relates. Except in such case, our settlement of conversions as described below under "—Settlement Upon Conversion" will be deemed to satisfy our obligation to pay:

  •
  the principal amount of the note; and

  •
  accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date.

        As a result, accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

        Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date but prior to 9:00 a.m., New York City time, on the immediately following interest payment date, holders of such notes at 5:00 p.m., New York City time, on the regular record date will receive payment of the interest and additional interest, if any, payable on such notes on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Any notes surrendered for conversion by a holder during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest and additional interest, if any, payable on the notes so converted; provided that no such payment need be made:

  •
  if we have specified a fundamental change purchase date (as defined below) that is after a regular record date and on or prior to the corresponding interest payment date;

  •
  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note; or

  •
  if the notes are surrendered for conversion after 5:00 p.m., New York City time, on the regular record date immediately preceding the maturity date.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

        If a holder of notes has submitted notes for repurchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its repurchase election.

        The "conversion date" with respect to a note means the date on which the holder of the note has complied with all requirements under the indenture to convert a note. Such note will be deemed to have been converted immediately prior to the close of business on the conversion date and the holder will be treated as a shareholder of record of the Company as of the last trading day of the related cash settlement averaging period (or, if we elect to satisfy our conversion obligation solely in shares of our common stock, on the conversion date).

  Conversion Based on Common Stock Price

        Holders may surrender notes for conversion in any fiscal quarter after the fiscal quarter ending September 30, 2013 if the last reported sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is equal to or more than 130% of the applicable conversion price for the notes on the last day of such preceding fiscal quarter, which we refer to as the applicable "conversion trigger price."

        The applicable conversion trigger price immediately following issuance of the notes will be approximately $            , which is 130% of the initial conversion price for the notes.

        We will determine at the beginning of each fiscal quarter after the fiscal quarter ending September 30, 2013 whether the notes are convertible as a result of the price of our common stock and notify the trustee.

        The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is listed for trading. The last reported sale price will be determined without reference to after-hours or extended market trading. If our common stock is not listed for trading on a U.S. securities exchange on the relevant date, the "last reported sale price" of our common stock will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group, Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" for our common stock will be determined by a U.S. nationally recognized independent investment banking firm selected by us for this purpose.

  Conversion Upon Satisfaction of Trading Price Condition

        A holder may surrender notes for conversion during the five business-day period immediately after any five consecutive trading-day period, which we refer to as the "measurement period," in which the "trading price" per $1,000 principal amount of notes (as determined following a request by a holder of the notes in accordance with the procedures described below) for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate for the notes for each such day, subject to compliance with the procedures and conditions described below concerning the trustee's obligation to make a trading price determination, in which event the "trading price condition" will have been met.

        The "trading price" per $1,000 principal amount of the notes on any date of determination means the average of the secondary market bid quotations obtained by us for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from two independent U.S. nationally recognized securities dealers we select, which may include the underwriters; provided that if two such bids cannot reasonably be obtained by us, but one such bid is obtained, then that one bid shall be used. If we cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a U.S. nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the "last reported sale price" of our common stock and the applicable conversion rate.

        In connection with any conversion upon satisfaction of the above trading price condition, we shall have no obligation to determine the trading price of the notes unless a holder provides us and the trustee with reasonable evidence that the trading price per $1,000 principal amount of the notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we will determine, or instruct the trustee to determine, the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of the notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. Any such determination will be conclusive absent manifest error. If, upon presentation of such reasonable evidence by the holder, we do not make such determination, then the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the "last reported sale price" of our common stock and the applicable conversion rate.

        If the trading price condition has been met, we will so notify the holders of the notes, and issue a press release (and make the press release available on our website) announcing the satisfaction of the condition. If, at any point after the trading price condition has been met, the trading price per $1,000 principal amount of the notes is greater than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate, we will so notify the holders of the notes.

  Conversion Upon Specified Corporate Transactions

  If we elect to:

  •
  distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the record date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution; or

  •
  distribute to all or substantially all holders of our common stock, assets, debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we will notify the holders of the notes at least 70 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time from, and including, the date we mail such notice until the earlier of 5:00 p.m., New York City time, on the second business day immediately prior to the ex-dividend date or the date of our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time. No holder may exercise this right to convert if the holder otherwise may participate in the distribution of cash or common stock without conversion (based upon the conversion rate and upon the same terms as holders of our common stock). The ex-dividend date is the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

        In addition, in the event of a fundamental change (as defined below under "—Fundamental Change Permits Holders to Require Us to Purchase Notes" but without regard to the exclusion of transactions involving publicly traded securities in the paragraph following clause (5) of that definition) or a make-whole fundamental change (as defined below under "—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions"), a holder may surrender notes for conversion at any time from and after the 65th business day prior to the anticipated effective date of such fundamental change or make-whole fundamental change, as the case may be, until the second business day immediately preceding the fundamental change purchase date corresponding to such fundamental change (or, in the case of a make-whole fundamental change that does not constitute a fundamental change, the 40th trading day immediately following the effective date of such make-whole fundamental change). We must notify holders of the anticipated effective date of the fundamental change or make-whole fundamental change, as the case may be, as soon as practicable after we first determine the anticipated effective date of such fundamental change or make-whole fundamental change, as the case may be. We will use commercially reasonable efforts to make such determination in time to give such notice no later than 70 business days in advance of such anticipated effective date, and will update our notice promptly if the anticipated effective date subsequently changes.

        If a holder elects to convert its notes in connection with a make-whole fundamental change, we will increase the applicable conversion rate by a number of additional shares of our common stock as described below under "—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions."

        If a fundamental change occurs, a holder may also have the right to require us to repurchase all or a portion of its notes, as described under "—Fundamental Change Permits Holders to Require Us to Purchase Notes."

  Conversion During a Specified Period

        Notwithstanding anything herein to the contrary, a holder may surrender its notes for conversion beginning on January 15, 2020 until the close of business on the second business day immediately preceding the stated maturity date for the notes irrespective of the conditions set forth above.

  Conversion Procedures

        If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to the amount of interest and additional interest, if any, payable on the next interest payment date and all transfer or similar taxes, if any.

        If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

  •
  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to interest (including additional interest, if any) payable on the next interest payment date.

        If a holder has already delivered a purchase notice as described under "—Fundamental Change Permits Holders to Require Us to Purchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the purchase notice in accordance with the indenture.

  Settlement Upon Conversion

        Upon conversion, we may choose to deliver cash, shares of our common stock or a combination of cash and shares of our common stock, as described below.

        All conversions occurring on or after January 15, 2020 will be settled in the same relative proportions of cash and/or shares of our common stock, which we refer to as the "settlement method." If we have not delivered a notice of our election of settlement method prior to January 15, 2020, we will be deemed to have elected to deliver cash and shares of our common stock in respect of our conversion obligation, as described in the third bullet point of the third paragraph below, and the specified dollar amount (as defined below) will be equal to $1,000.

        Prior to January 15, 2020, we will use the same settlement method for all conversions occurring on any given conversion date. Except for any conversions that occur on or after January 15, 2020, we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates.

        In other words, we may choose to settle conversions of notes converted on one conversion date in shares of our common stock only, and choose to settle conversions of notes converted on another conversion date in cash or a combination of cash and shares of our common stock. If we elect to specify a settlement method, we will inform converting holders through the trustee of the settlement method we have selected (including the specified dollar amount, if applicable) no later than the close of business on the second trading day immediately following the related conversion date (or in the case of any conversions occurring on or after January 15, 2020, no later than January 15, 2020). If we do not timely make such an election, we will be deemed to have elected to deliver cash and shares of our common stock in respect of our conversion obligation, as described in the third bullet point below, and the specified dollar amount will be equal to $1,000. It is our current intent and policy to settle the principal amount of the notes (or, if less, the amount of our conversion obligation) in cash upon conversion.

        Settlement amounts will be computed as follows:

  •
  if we elect to satisfy our conversion obligation solely in shares of our common stock, we will deliver to the converting holder a number of shares of our common stock equal to (1) (i) the aggregate principal amount of notes to be converted divided by (ii) $1,000, multiplied by (2) the applicable conversion rate on the conversion date;

  •
  if we elect to satisfy our conversion obligation solely in cash, we will deliver to the converting holder, in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 60 consecutive trading days during the related cash settlement averaging period; and

  •
  if we elect to satisfy our conversion obligation through delivery of a combination of cash and shares of our common stock, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 60 consecutive trading days during the related cash settlement averaging period.

        The "daily settlement amount," for each of the 60 consecutive trading days during the cash settlement averaging period, will consist of:

  •
  cash equal to the lesser of (i) a dollar amount per note to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the "specified dollar amount"), if any, divided by 60 (such quotient being referred to as the "daily measurement value") and (ii) the daily conversion value for such trading day; and

  •
  to the extent the daily conversion value for such trading day exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP of our common stock for such trading day.

        "Daily conversion value" means, for each of the 60 consecutive trading days during the cash settlement averaging period, one-sixtieth (1/60th) of the product of (i) the applicable conversion rate on such trading day and (ii) the daily VWAP of our common stock on such trading day.

        "Daily VWAP" of our common stock, in respect of any trading day, means the per share volume-weighted average price on the Nasdaq Global Select Market as displayed under the heading "Bloomberg VWAP" on Bloomberg page ASCMA <equity>AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day as determined by our board of directors in a commercially reasonable manner, using a volume-weighted average price method) and will be determined without regard to after-hours trading or any other trading outside the regular trading session.

        "Cash settlement averaging period," with respect to any note, means the 60 consecutive trading-day period beginning on, and including, the third trading day immediately following the related conversion date, except that with respect to any conversion date occurring during the period beginning on, and including, January 15, 2020 and ending at 5:00 p.m., New York City time, on the second business day immediately prior to the maturity date, "cash settlement averaging period" means the 60 consecutive trading day period beginning on, and including, the 62nd scheduled trading day prior to the maturity date.

        "Trading day" means a day during which trading in our common stock generally occurs on the primary exchange or quotation system on which our common stock then trades or is quoted and there is no market disruption event.

        "Market disruption event" means (1) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for our common stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

        "Scheduled trading day" means any day that is scheduled to be a trading day.

        We generally will deliver the conversion consideration in respect of any notes that you convert by the third trading day immediately following the last trading day of the cash settlement averaging period. However:

  •
  if we elect to satisfy our conversion obligation solely in shares of our common stock, we will deliver the conversion consideration due in respect of conversion on the third trading day immediately following the relevant conversion date; and

  •
  if prior to the conversion date for any converted notes our common stock has been replaced by reference property (as defined under "—Conversion Rate Adjustments" below) consisting solely of cash (pursuant to the provisions described under "—Conversion Rate Adjustments"), we will deliver the conversion consideration due in respect of conversion on the tenth trading day immediately following the relevant conversion date.

Notwithstanding the foregoing, if any information required in order to calculate the conversion consideration deliverable will not be available as of the applicable settlement date, we will deliver the additional conversion consideration resulting from that adjustment on the third trading day after the earliest trading day on which such calculation can be made.

        We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our common stock on the relevant conversion date (if we elect to satisfy our conversion obligation solely in shares of our common stock) or based on the daily VWAP of our common stock on the last trading day of the relevant cash settlement averaging period (in the case of any other settlement method).

  Conversion Rate Adjustments

        The applicable conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (as a result of holding the notes, and at the same time as common stock holders participate) in any of the transactions described below as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder, without having to convert their notes.

(1)
If we issue solely shares of our common stock as a dividend or distribution on all or substantially all of our shares of our common stock, or if we effect a share split or share combination of our common stock, the applicable conversion rate will be adjusted based on the following formula:

CR=CR0 x OS OS0

        where,

        CR0 = the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or immediately prior to the open of business on the business day immediately following the effective date of such share split or share combination, as the case may be;

        CR = the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the business day immediately following the effective date of such share split or share combination, as the case may be;

        OS0 = the number of shares of our common stock outstanding immediately prior to such dividend, distribution, share split or share combination, as the case may be; and

        OS = the number of shares of our common stock outstanding immediately after such dividend, distribution, share split or share combination, as the case may be.

(2)
If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, the applicable conversion rate will be increased based on the following formula (provided that the applicable conversion rate will be readjusted to the extent that such rights, options or warrants are not exercised prior to their expiration or are not distributed):

CR=CR0 x OS0+X OS0+Y

        where,

        CR0 = the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

        CR = the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

        OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;

        X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

        Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution.

        For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our common stock at less than the average of the last reported sale prices of our common stock for each trading day in the applicable 10 consecutive trading-day period, there shall be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash, to be determined by our board of directors.

(3)
If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding

•
dividends or distributions (including share splits) referred to in clause (1) or (2) above;

•
dividends or distributions paid exclusively in cash and covered by clause (4) below; and

•
spin-offs to which the provisions set forth below in this clause (3) shall apply, then the applicable conversion rate will be increased based on the following formula:

CR=CR0 x SP0 SP0-FMV

        where,

        CR0 = the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

        CR = the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

        SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

        FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

        If the then fair market value of the portion of the shares of capital stock, evidences of indebtedness or other assets or property so distributed applicable to one share of common stock is equal to or greater than the average of the last reported sales prices of the common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution, in lieu of the foregoing adjustment, adequate provisions shall be made so that each holder of a note shall have the right to receive on conversion in respect of each note held by such holder, in addition to the number of shares of common stock to which such holder is entitled to receive, the amount and kind of securities and assets such holder would have received had such holder already owned a number of shares of common stock equal to the applicable conversion rate immediately prior to the record date for the distribution of the securities or assets.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the applicable conversion rate will be increased based on the following formula:

CR=CR0 x FMV+MPO MPO

        where,

        CR0 = the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for the spin-off;

        CR = the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for the spin-off;

        FMV = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period immediately following, and including, the ex-dividend date for the spin-off (such period, the "valuation period"); and

        MP0 = the average of the last reported sale prices of our common stock over the valuation period.

        The adjustment to the applicable conversion rate under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the ex-dividend date for the spin-off. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (3) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the ex-dividend date for any spin-off, references within the portion of this clause (3) related to "spin-offs" to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, but excluding, the relevant conversion date.

(4)
If we make or pay any cash dividend or distribution to all, or substantially all, holders of our outstanding common stock, the applicable conversion rate will be increased based on the following formula:

CR=CR0 x SP0 SP0-C

        where,

        CR0 = the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

        CR = the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

        SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

        C = the amount in cash per share we pay or distribute to holders of our common stock.

        (5)   If (a) we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock and (b) the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), the applicable conversion rate will be increased based on the following formula:

CR=CR0 x AC+X(SPxOS) OS0xSP

        where,

        CR0 = the applicable conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;

        CR = the applicable conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;

        AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

        OS0 = the number of shares of our common stock outstanding immediately prior to the time (the "expiration time") such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

        OS = the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to such tender offer or exchange offer); and

        SP = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date.

        The adjustment to the applicable conversion rate under the preceding paragraph of this clause (5) will be given effect at the open of business on the trading day next succeeding the expiration date. If the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (5) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, but excluding, the relevant conversion date.

        If:

  •
  we elect to settle our conversion obligation through delivery of a combination of cash and common stock and shares of common stock are deliverable to settle the daily settlement amount for a given trading day within the cash settlement averaging period applicable to notes that you have converted,

  •
  any distribution or transaction described in clauses (1) to (5) above has not yet resulted in an adjustment to the applicable conversion rate on the trading day in question, and

  •
  the shares you will receive in respect of such trading day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then we will adjust the number of shares that we deliver to you in respect of the relevant trading day to reflect the relevant distribution or transaction.

        If:

  •
  we elect to satisfy our conversion obligation solely in shares of common stock,

  •
  any distribution or transaction described in clauses (1) to (5) above has not yet resulted in an adjustment to the applicable conversion rate on the conversion date, and

  •
  the shares you will receive on settlement are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise),

then we will adjust the number of shares that we deliver to you in respect of the relevant trading day to reflect the relevant distribution or transaction.

        Except as stated herein, we will not adjust the applicable conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right, option or warrant to purchase shares of our common stock or such convertible or exchangeable securities.

        We will not enter into any transaction, or take any other action, that would not comply with the stockholder approval rules under the continued listing standards of the Nasdaq Global Select Market, including Nasdaq Market Rule 5635 (which requires stockholder approval of certain issuances of stock), without having obtained prior stockholder approval.

        If we adjust the conversion rate pursuant to the above provisions, we will issue a press release containing the relevant information (and make the press release available on our website).

        In the event of:

  •
  any reclassification of our common stock;

  •
  a consolidation, merger, combination or binding share exchange involving us; or

  •
  a sale or conveyance to another person of all or substantially all of our property and assets,

in each case, in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of our common stock ("reference property"), you will be entitled thereafter to convert your notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction; provided that, at and after the effective time of any such transaction, (x) any amount otherwise payable in cash upon conversion of the notes will continue to be payable as described under "—Settlement Upon Conversion," including our right to determine the form of consideration as described therein, (y) the number of shares of our common stock otherwise deliverable upon conversion of the notes as set forth under "—Settlement upon Conversion" above, if any, will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction.

        For purposes of the foregoing, the type and amount of consideration that a holder of our common stock would have been entitled to in the case of reclassifications, consolidations, mergers, combinations, binding share exchanges, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made.

        We are permitted to increase the applicable conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the applicable conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. We will not take any action that would result in adjustment of the conversion rate, pursuant to the provisions described above, in such a manner as to result in the reduction of the conversion price to less than the par value per share of our common stock.

        A holder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the applicable conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the applicable conversion rate, see "Certain United States Federal Income Tax Considerations" elsewhere in this prospectus.

        We currently have a shareholder rights plan in effect. To the extent that plan remains in effect, or we have another rights plan in effect, upon conversion of the notes, you will receive, in addition to any common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the applicable conversion rate will be adjusted at the time of separation as if we distributed, to all holders of our common stock, shares of our capital stock, evidences of indebtedness or other assets or property as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        The applicable conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  for a change in the par value of our common stock; or

  •
  for accrued and unpaid interest and additional interest, if any.

        Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of notes and (ii) on each trading day of any cash settlement averaging period. Except as described in this section or in "—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions," we will not adjust the conversion rate.

        If any dividend, distribution or issuance described above is declared but not so paid or made, the conversion rate shall again be adjusted to the conversion rate that would have been in effect if such dividend, distribution or issuance had not been declared.

  Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions

        If you elect to convert your notes at any time from, and including, the effective date of a "make-whole fundamental change" (as defined below) to, and including, the second business day immediately preceding the related fundamental change purchase date (as defined below), or if a make-whole fundamental change does not also constitute a fundamental change as described under "—Fundamental Change Permits Holders to Require Us to Purchase Notes," the 60th trading day immediately following the effective date of such make-whole fundamental change (such period, the "make-whole fundamental change period"), the applicable conversion rate will be increased by an additional number of shares of our common stock (these shares being referred to as the additional shares) as described below. We will notify holders of the anticipated effective date of such make-whole fundamental change and issue a press release (and make the press release available on our website) as soon as practicable after we first determine the anticipated effective date of such make-whole fundamental change. We will use commercially reasonable efforts to make such determination in time to deliver such notice no later than 70 business days in advance of such anticipated effective date, and will update our notice promptly if the anticipated effective date subsequently changes.

        A "make-whole fundamental change" means any transaction or event that constitutes a fundamental change under clause (1) or (2) of the definition of fundamental change as described under "—Fundamental Change Permits Holders to Require Us to Purchase Notes" below (determined without regard to the proviso in clause (2) of the definition of fundamental change and without regard to the references to "Permitted Holders" in such definition, but subject to the paragraphs immediately following clause (5) of the definition).

        The number of additional shares by which the conversion rate for the notes will be increased for conversions that occur during the make-whole fundamental change period will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs (the "effective date") and the price (the "stock price") paid or deemed paid per share of our common stock in the make-whole fundamental change. If holders of our common stock receive only cash in the case of a make-whole fundamental change described in clause (2) under the definition of fundamental change, the stock price shall be the cash amount paid per share of our common stock. In the case of any other make-whole fundamental change, the stock price shall be the average of the last reported sales prices of our common stock over the five trading-day period ending on the trading day immediately preceding the effective date of such make-whole fundamental change.

        The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the applicable conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable conversion rate in effect immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the applicable conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the applicable conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth numbers of additional shares by which the conversion rate for the notes will be increased in the event of a make-whole fundamental change, based on hypothetical stock prices and effective dates:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
, 2013
July 15, 2014
July 15, 2015
July 15, 2016
July 15, 2017
July 15, 2018
July 15, 2019
July 15, 2020

        The exact stock prices and effective dates may not be set forth in the table above, in which case:

  •
  if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, based on a 365-day year, as applicable;

  •
  if the stock price is greater than $            per share (subject to adjustment), no additional shares will be added to the conversion rate; and

  •
  if the stock price is less than $            per share (subject to adjustment), no additional shares will be added to the conversion rate.

        Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion of the notes exceed                        shares per $1,000 principal amount of notes, subject to adjustment in the same manner as the applicable conversion rate as set forth under "—Conversion Rate Adjustments."

        If you convert your notes prior to or following the make-whole fundamental change period, you will not be entitled to receive the additional shares in connection with such conversion.

Fundamental Change Permits Holders to Require Us to Purchase Notes

        If a fundamental change (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase all of your notes or any portion of the principal amount thereof that is equal to $1,000, or an integral multiple of $1,000, on a date (the date being referred to as the "fundamental change purchase date") of our choosing that is not less than 20 or more than 35 business days after the date on which we notify holders of the occurrence of the effective date for such fundamental change. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, including any additional interest, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a regular record date and on or prior to the interest payment date to which it relates, in which case interest accrued to the interest payment date will be paid to holders of the notes as of the preceding record date and the price we are required to pay to the holder surrendering the note for repurchase will be equal to 100% of the principal amount of notes subject to repurchase and will not include any accrued and unpaid interest, including any additional interest). Any notes purchased by us will be paid for in cash. If you elect to require us to purchase only a portion of your notes upon a fundamental change, the specified amount to be purchased must not result in your retaining notes in an amount other than a permitted denomination.

        A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued when any of the following occurs:

(1)
a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than us or our subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of (a) more than 50% (or, in the case of a Permitted Holder, 60%) of our outstanding common stock or (b) our common equity representing more than 50% (or, in the case of a Permitted Holder, 60%) of the voting power of our common equity;

(2)
consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to herein as an "event"); provided, however, that any such event where the holders of our common equity immediately prior to such event, own, directly or indirectly, more than 50% of the voting power of all classes of common equity of the continuing or surviving person or transferee or the parent thereof immediately after such event, with such holders' proportional voting power immediately after such event being in substantially the same proportions as their respective voting power before such event, shall not be a fundamental change;

(3)
the first day on which continuing directors cease to constitute at least a majority of our board of directors;

(4)
our stockholders approve any plan or proposal for our liquidation or dissolution; or

(5)
our common stock (or other common stock into which the notes are then convertible) ceases to be listed on at least one U.S. national securities exchange.

        No transaction or event described in clauses (1) or (2) above will constitute a fundamental change if:

  •
  at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or event that would otherwise have constituted a fundamental change consists of shares of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with the relevant transaction or event (these securities being referred to as "publicly traded securities") and

  •
  as a result of this transaction or event the notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under "—Settlement Upon Conversion").

        After any transaction in which our common stock is replaced by the securities of another entity, should one occur, following completion of any related make-whole fundamental change period and any related fundamental change purchase date, references to us in the definition of "fundamental change" above will apply to such other entity instead. In addition, a filing that would otherwise constitute a fundamental change under clause (1) above will not constitute a fundamental change if (x) the filing occurs in connection with a transaction in which our common stock is replaced by the securities of another corporation, partnership, limited liability company or similar entity and (y) no such filing is made or is in effect with respect to common equity representing more than 50% of the voting power of such other entity.

        "Continuing director" means a director who either was a member of our board of directors on the date of original issuance of the notes or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders, is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

        "Permitted Holder" means (1) John C. Malone and/or William Fitzgerald (our current Chairman of the Board and Chief Executive Officer) (acting individually or in concert); (2) the spouses, siblings or lineal descendants (including adoptees) of the persons described in clause (1); (3) any trusts or private foundations created for the benefit of, or controlled by, any of the persons described in clauses (1) and (2) or any trusts or private foundations created for the benefit of any such trust or private foundation; (4) in the event of the incompetence or death of any of the persons described in clauses (1) and (2), such person's estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees or distributees, in each case, who at any particular date shall beneficially own capital interests of the Company; or (5) any group consisting solely of persons described in clauses (1)-(4).

        On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of, and issue a press release (and make the press release available on our website) in respect of, the occurrence of the fundamental change and of the resulting purchase right. Such notice will state, among other things:

  •
  the events causing a fundamental change;

  •
  the effective date of the fundamental change, and whether the fundamental change is a make-whole fundamental change, in which case the effective date of the make-whole fundamental change;

  •
  the last date on which a holder may exercise the purchase right;

  •
  the fundamental change purchase price;

  •
  the fundamental change purchase date;

  •
  if applicable, the name and address of the paying agent and the conversion agent;

  •
  if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

  •
  if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to purchase their notes.

        To exercise your fundamental change purchase right, you must deliver, on or before the second business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse side of the notes duly completed, to the paying agent. Your purchase notice must state:

  •
  if certificated notes have been issued, the certificate numbers of your notes to be delivered for purchase;

  •
  the portion of the principal amount of notes to be purchased (which must be $1,000 or an integral multiple thereof that does not result in your retaining notes in an amount other than a permitted denomination); and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

        If the notes are not in certificated form, the notice given by each holder must comply with appropriate DTC procedures.

        You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the second business day immediately preceding the fundamental change purchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, which remains subject to the purchase notice.

        If the notes are not in certificated form, the withdrawal notice given by each holder must comply with appropriate DTC procedures.

        We will be required to purchase the notes that have been validly surrendered for purchase and not withdrawn on the fundamental change purchase date. You will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of your notes. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

  •
  the notes will cease to be outstanding and interest, including any additional interest, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest (including any additional interest) upon book-entry transfer or delivery of the notes).

        The purchase rights of the holders could discourage a potential acquirer from acquiring us, even if the acquisition may be beneficial to you. The fundamental change purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        No notes may be repurchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

        The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. In addition, we have, and may in the future incur, other indebtedness with similar change of control provisions permitting our debt holders to accelerate upon the occurrence of similar events and that may contain negative covenants limiting our ability to purchase the notes upon the occurrence of a fundamental change. See "Risk Factors—Risk Factors Relating to the Notes and this Offering—We may not have the ability to raise the funds necessary to purchase the notes upon a fundamental change." If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture.

        In connection with any fundamental change purchase offer, we will:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

  •
  file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes.

        We will not be required to make a fundamental change purchase offer if a third party makes the fundamental change purchase offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a fundamental change purchase offer made by us and purchases all notes validly tendered and not withdrawn under such fundamental change purchase offer.

Consolidation, Merger and Sale of Assets

        The indenture provides that we shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person unless (1) if we are not the resulting, surviving or transferee person, the resulting, surviving or transferee person is a corporation, partnership, limited liability company or similar entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such person expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; (2) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture; and (3) other conditions specified in the indenture are met.

        Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, the Company under the indenture.

        Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

        Each of the following is an "event of default" under the indenture:

  (1)
  default in the payment in respect of the principal of any note at its maturity, upon required repurchase, upon declaration of acceleration or otherwise;

  (2)
  default in the payment of any interest (including any additional interest) upon any note when it becomes due and payable, and continuance of such default for a period of 30 days;

  (3)
  default in the performance, or breach, of any covenant or agreement by us in the indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) or (2) above or (6) or (7) below), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to us by the trustee or to the trustee and us by the holders of at least 25% in aggregate principal amount of the outstanding notes;

  (4)
  a default or defaults under any bonds, debentures, notes or other evidences of indebtedness (other than the notes) by us or any of our subsidiaries that is a "significant subsidiary" (or any group of subsidiaries that, taken together, would constitute a "significant subsidiary" as defined in Regulation S-X under the Securities Act) having, individually or in the aggregate, a principal or similar amount outstanding of at least $25.0 million, whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such indebtedness prior to its express maturity or shall constitute a failure to pay at least $25.0 million of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto;

  (5)
  the entry against us or any of our subsidiaries that is a "significant subsidiary" (or any group of subsidiaries that, taken together, would constitute a "significant subsidiary" as defined in Regulation S-X under the Securities Act) of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $25.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

  (6)
  the failure to comply with the obligation to convert the notes into common stock, cash or a combination of cash and common stock, as applicable, upon exercise of a holder's conversion right;

  (7)
  our failure to timely issue a fundamental change notice in accordance with the terms of the indenture described in "—Fundamental Change Permits Holders to Require Us to Purchase Notes"; or

  (8)
  certain events in bankruptcy, insolvency or reorganization relating to us or any of our subsidiaries that is a "significant subsidiary" (or any group of subsidiaries that, taken together, would constitute a "significant subsidiary" as defined in Regulation S-X under the Securities Act).

        If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes, by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, including any additional interest, on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including any additional interest, will be due and payable immediately. However, upon an event of default arising out of the bankruptcy provisions as described in clause (8) above, the aggregate principal amount and accrued and unpaid interest, including any additional interest, will be due and payable immediately.

        Notwithstanding the foregoing, if we so elect, the sole remedy of holders for an event of default relating to any obligation to file reports as described under "—Reports" below will, for the first 180 days after the occurrence of such an event of default (which will be the 60th day after written notice is provided to us in accordance with an event of default pursuant to clause (3) above), consist exclusively of the right to receive additional interest on the notes at an annual rate equal to (x) 0.25% of the outstanding principal amount of the notes for the first 90 days an event of default is continuing in such 180-day period and (y) 0.50% of the outstanding principal amount of the notes for the remaining 90 days an event of default is continuing in such 180-day period. Additional interest will be payable in arrears on each interest payment date following the occurrence of such event of default in the same manner as regular interest on the notes. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay additional interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

        In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of record of notes and the trustee and paying agent of such election, and make the notice available on our website, on or before the close of business on the 5th business day after the date on which such event of default otherwise would occur. Upon our failure to timely give such notice or pay additional interest, the notes will be immediately subject to acceleration as provided above.

        The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest, including any additional interest, failure to repurchase any notes when required or failure to deliver, upon conversion, cash, shares of our common stock or a combination thereof, as the case may be) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, other than the nonpayment of the principal of and interest, including any additional interest, on the notes that have become due solely by such declaration of acceleration have been cured or waived.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, including any additional interest, when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee written notice that an event of default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest, including any additional interest, on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Modification and Amendment

        Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  (1)
  reduce the percentage in aggregate principal amount of notes whose holders must consent to an amendment of the indenture or to waive any past default;

  (2)
  reduce the rate of or extend the stated time for payment of interest, including any additional interest, on any note;

  (3)
  reduce the principal amount or extend the stated maturity of any note;

  (4)
  make any change that impairs or otherwise adversely affects the conversion rights of any notes;

  (5)
  reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (6)
  make any note payable in a currency other than that stated in the note;

  (7)
  change the ranking of the notes;

  (8)
  impair the right of any holder to receive payment of principal of and interest, including any additional interest, on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

  (9)
  make any change in the amendment or waiver provisions of the indenture.

        Notwithstanding the foregoing, without the consent of any holder, we and the trustee may amend the indenture or the notes to:

  (1)
  cure any ambiguity, omission, defect or inconsistency in the indenture or the notes in a manner that does not adversely affect the rights of any holder;

  (2)
  conform the terms of the indenture or the notes to the description thereof in this prospectus;

  (3)
  provide for the assumption by a successor corporation of our obligations under the indenture as described above under the heading "—Consolidation, Merger and Sale of Assets;"

  (4)
  add guarantees with respect to the notes;

  (5)
  secure the notes;

  (6)
  add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

  (7)
  make any change that does not adversely affect the rights of any holder in any material respect;

  (8)
  appoint a successor trustee with respect to the notes; or

  (9)
  comply with any requirement under the Trust Indenture Act.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment and make the notice available on our website. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the stated maturity, any fundamental change purchase date or upon conversion or otherwise, cash or cash and shares of our common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

        Except as otherwise provided above, we will be responsible for making all calculations called for under the indenture and the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the applicable conversion rate. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder upon the request of that holder.

Reports

        The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be furnished by us to the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed furnished to the trustee as of the time such documents are filed via EDGAR.

Notices

        Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Trustee

        U.S. Bank National Association is the trustee, security registrar, paying agent and conversion agent.

Governing Law

        The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Settlement and Clearance

  The Global Notes

        The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

  Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal and interest (including any additional interest) and of amounts payable upon conversion with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

  Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

  •
  an event of default in respect of the notes has occurred and is continuing.

DESCRIPTION OF THE CONVERTIBLE NOTE HEDGE AND WARRANT TRANSACTIONS

        In connection with the pricing of the notes, we are entering into privately-negotiated convertible note hedge transactions with respect to our common stock with one or more of the underwriters or their affiliates (in such capacity, the "option counterparties"). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the aggregate number of shares of our common stock that initially underlie the notes. Concurrently with entering into the convertible note hedge transactions, we are also entering into separate, privately-negotiated warrant transactions with the option counterparties under which we sell to the option counterparties warrants relating to the same number of shares of our common stock, subject to customary anti-dilution adjustments. If the underwriters exercise their option to purchase additional notes, we expect to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties, which will cover the number of shares of our common stock that initially underlie the additional notes sold to the underwriters.

        The convertible note hedge transactions are expected to reduce the potential dilution with respect to our common stock, and/or offset potential cash payments we are required to make in excess of the principal amount of the notes, upon conversion of the notes in the event that the volume-weighted average price per share of our common stock, as measured under the convertible note hedge transactions, on each trading day of the relevant cash settlement averaging period or other relevant valuation period is greater than the strike price of the convertible note hedge transactions. The strike price of the convertible note hedge transactions will initially correspond to the conversion price of the notes and is subject, with certain exceptions, to the adjustments applicable to the conversion price of the notes. If however, the volume-weighted average price per share of our common stock on the applicable expiration dates of the warrants exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such volume-weighted average price of our common stock exceeds the strike price of the warrants. The strike price of the warrants will initially equal an amount approximately        % above the closing price of our common stock on The NASDAQ Global Select Market on July             , 2013 and is subject to customary anti-dilution adjustments.

        The convertible note hedge transactions and the warrant transactions are separate transactions (in each case entered into by us with the option counterparties), are not part of the terms of the notes and will not affect the holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the convertible note hedge or warrant transactions.

        For a discussion of the potential effect of any market or other activity by the option counterparties (or their affiliates) in connection with these convertible note hedge and warrant transactions, see "Underwriting—Convertible Note Hedge and Warrant Transactions" and "Risk Factors—Risk Factors Related to the Notes and this Offering—The convertible note hedge and warrant transactions may affect the value of the notes and the trading price of our common stock."

 DESCRIPTION OF OUR COMMON STOCK

        Pursuant to our certificate of incorporation, our authorized capital stock consists of 100,000,000 shares, of which 95,000,000 shares are designated common stock, par value $0.01 per share, and 5,000,000 shares are designated preferred stock, par value $0.01 per share. Our common stock is divided into three series. We have authorized 45,000,000 shares of Series A common stock, 5,000,000 shares of Series B common stock, and 45,000,000 shares of Series C common stock. As of July 9, 2013, we had 13,395,906 share of Series A common stock outstanding, 736,505 shares of Series B common stock outstanding and no shares of preferred stock outstanding.

        The following summary of the rights of our common stock does not purport to be complete. You should refer to our certificate of incorporation and our bylaws, both of which have been previously filed with the SEC.

  Voting Rights

        The holders of our Series A common stock will be entitled to one vote for each share held, and the holders of our Series B common stock will be entitled to ten votes for each share held, on all matters voted on by our shareholders, including elections of directors. Our charter does not provide for cumulative voting in the election of directors. The separate consent of the holders of at least 75% of our outstanding Series B common stock, voting together as a separate class, is required to approve certain distributions of our common stock and certain related amendments to our certificate of incorporation. Except for such voting rights, conversion rights and designations, shares of Series A common stock and Series B common stock are substantially identical.

  Dividends

        Subject to any preferential rights of any outstanding series of our preferred stock created by our board from time to time, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board from funds available therefor. Except with respect to specific distributions referenced above, whenever a dividend is paid to the holders of one of our series of common stock, we will also pay to the holders of the other series of our common stock an equal per share dividend.

  Conversion

        Each share of our Series B common stock is convertible, at the option of the holder, into one share of our Series A common stock. Our Series A common stock is not convertible.

  Liquidation and Dissolution

        In the event of our liquidation, dissolution and winding up, after payment or provision for payment of our debts and liabilities and subject to the prior payment in full of any preferential amounts to which our preferred stock holders may be entitled, the holders of our Series A common stock and Series B common stock will share equally, on a share for share basis, in our assets remaining for distribution to the holders of our common stock.

  Shareholder Rights Plan

        Our board of directors has approved the adoption of a shareholder rights plan. Each outstanding share of our Series A common stock has attached to it one preferred share purchase right (which we refer to as a "Series A right"), which entitles the registered holder thereof to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $0.01 per share (which we refer to as the "Series A junior preferred stock"), at a purchase price of $100.00 per one one-thousandth of a share, subject to adjustment. Each outstanding share of our Series B common stock has attached to it one preferred share purchase right (which we refer to as a "Series B right"), which entitles the registered holder thereof to purchase from us one one-thousandth of a share of our Series B Junior Participating Preferred Stock, par value $0.01 per share (which we refer to as the "Series B junior preferred stock"), at a purchase price of $100.00 per one one-thousandth of a share, subject to adjustment. In the event that we issue shares of our Series C common stock, such shares will include one preferred share purchase right (which we refer to as a Series C right and, collectively with the Series A rights and Series B rights, the "rights") for each share of Series C common stock issued, which Series C right will entitle the registered holder to purchase from us one one-thousandth of a share of Series C Junior Participating Preferred Stock, at a purchase price of $100.00 per one one-thousandth of a share, subject to adjustment. The rights will separate from our common stock on the occurrence of certain prescribed events and will not be exercisable unless and until such an event occurs. The rights will expire on September 26, 2018, unless such date is advanced or extended or unless the rights are earlier redeemed or exchanged by us. The description and terms of the rights are set forth in a Rights Agreement, between us and Computershare Trust Company, N.A., as Rights Agent, a form of which is on file with the SEC.

  Dividend Policy

        We presently intend to retain future earnings, if any, to finance the expansion of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. All decisions regarding the payment of dividends by our company will be made by our board of directors, from time to time, in accordance with applicable law after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

  Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws

  Board of Directors

        Our certificate of incorporation and bylaws provide that, subject to any rights of the holders of any series of our preferred stock to elect additional directors, the number of our directors shall not be less than three or more than nine, with the exact number to be fixed from time to time by a resolution adopted by the affirmative vote of 75% of the members of our board then in office. The board of directors currently consists of five members, with one vacancy. The members of our board are divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. At each annual meeting of our shareholders, the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of our shareholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified.

        Our certificate of incorporation provides that, subject to the rights of the holders of any series of our preferred stock, as to directors elected by such holders, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of our outstanding capital stock entitled to vote at an election of directors (including the holders of any preferred stock entitled to elect any directors), voting together as a single class. Our certificate of incorporation provides that, subject to the rights of the holders of any series of our preferred stock, vacancies on our board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on our board, shall be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting our board shall shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of our preferred stock with respect to any additional director elected by the holders of that series of our preferred stock.

        These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

  Exchange Listing

        Our Series A common stock trades on the NASDAQ Global Select Market under the symbol ASCMA. Our Series B common stock is eligible for quotation on the OTC Bulletin Board under the symbol ASCMA, but it is not actively traded.

  Transfer Agent and Registrar

        Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock:

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, PROSPECTIVE HOLDERS ARE HEREBY NOTIFIED THAT: (A) THE DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER; (B) SUCH DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION AND MARKETING OF THE NOTES; AND (C) PROSPECTIVE HOLDERS OF NOTES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        The following discussion summarizes the material U.S. federal income tax considerations relating to the purchase, ownership and disposition (including by conversion) of the notes and the shares of common stock into which the notes are convertible, as of the date hereof. This discussion is limited to holders of the notes who purchase the notes at their "issue price" and who hold the notes and the shares of common stock into which such notes are convertible as capital assets. For this purpose, the "issue price" of the notes is the first price at which a substantial amount of the notes is sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

        This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated thereunder (the "Treasury Regulations"), published positions of the IRS and other applicable authorities, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations.

        This discussion does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special treatment under U.S. federal income tax laws, such as:

  •
  a financial institution, insurance company, regulated investment company, personal holding company or real estate investment trust;

  •
  a tax-exempt organization, retirement plan, pension fund, or mutual fund;

  •
  a dealer, broker, or trader in securities or foreign currencies;

  •
  an S corporation, an entity treated as a partnership, or other pass-through entity for U.S. federal income tax purposes;

  •
  a controlled foreign corporation or a passive foreign investment company;

  •
  a holder that holds its notes, or shares of our common stock that are received upon conversion, as part of a hedge, straddle, wash sale, conversion or constructive sale transaction, or other risk reduction transaction;

  •
  a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

  •
  a nonresident alien present in the United States for 183 days or more in a taxable year; or

  •
  an individual holder who is a former citizen or long-term resident of the United States.

        Further, this discussion does not address any alternative minimum tax or state, local or foreign tax consequences or any federal non-income tax consequences (such as federal estate or gift tax consequences).

        No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences relating to the purchase, ownership or disposition of the notes or the shares of common stock into which the notes are convertible. As a result, no assurance can be given that the IRS will not assert, and that a court will not sustain, a position contrary to the conclusions set forth below.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of notes, or shares of our common stock that are received upon conversion of the notes, that, for U.S. federal income tax purposes, is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) if, in general, a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) if it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        For purposes of this summary, the term "non-U.S. holder" means a beneficial owner of notes, or shares of our common stock that are received upon conversion of the notes, that is not treated as a partnership or a partner in a partnership for U.S. federal income tax purposes and that is not a U.S. holder.

        If a holder of notes, or of shares of our common stock that are received upon conversion of the notes, is treated as a partnership for U.S. federal income tax purposes, the tax consequences of acquiring, holding and disposing of the notes or shares of our common stock that are received upon conversion of the notes will depend on a variety of factors, including the activities of the partnership and the status of its partners. Such holders are urged to consult their own tax advisors regarding the tax consequences of an investment in the notes.

        We intend to treat the notes as debt for all purposes in accordance with their form, based in part on the debt-like features of the notes and in part on the fact that, at the time of issuance of the notes, the conversion price of the notes is not "in the money," although the characterization of the notes as debt for U.S. federal income tax purposes is subject to some uncertainty. The determination of whether an instrument is properly characterized as debt or equity for U.S. federal income tax purposes is a facts and circumstances analysis that depends on many factors. In general, the characterization of an instrument for such purposes as debt or equity by its issuer as of the time of issuance is binding on a holder unless the holder takes an inconsistent position and discloses such position in its tax return. This characterization, however, is not binding on the IRS. If the IRS were successful in asserting that the notes should be treated as equity for U.S. federal income tax purposes, the resulting treatment could give rise to materially different tax consequences to a holder. For example, stated interest payments on the notes would be treated as dividends to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles and, for non-U.S. holders, would not be eligible for the portfolio interest exemption described under "Taxation of Non-U.S. Holders—Interest Income." Holders of the notes should consult their own tax advisor regarding the particular tax consequences applicable to them if the characterization of the notes as debt for U.S. federal income tax purposes is not respected. The remainder of this discussion assumes that the notes will be treated as debt for U.S. federal income tax purposes.

        THE DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. INVESTORS

CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX LAWS APPLICABLE TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY OTHER TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Taxation of U.S. Holders

  The Notes

  Payments of Interest

        It is anticipated, and this discussion assumes, that the notes will be issued with no more than a de minimis amount of original issue discount (as defined in applicable Treasury Regulations). In such case, stated interest on a note generally will be includible in the income of a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes. If, however, the notes are issued for an amount less than the principal amount and the difference is more than a de minimis amount, a U.S. holder will be required to include the difference in income as original issue discount in accordance with a constant-yield method. U.S. holders are urged to consult their tax advisors in the event the notes are issued with original issue discount.

  Adjustment of Conversion Rate

        The conversion rate of the notes will be adjusted in certain circumstances, as described in "Description of the Notes—Conversion Rights—Conversion Rate Adjustments." Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder's proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the notes (such as in the case of a stock split) will generally not be deemed to result in a constructive distribution of shares. Certain of the possible adjustments provided in the notes may not qualify as being pursuant to a bona fide reasonable adjustment formula. For example, without limitation, a taxable constructive distribution would result if the conversion rate were adjusted as a result of taxable dividends paid to our holders of our common stock, and may result if a holder receives a right to additional shares as a result of a make-whole fundamental change.

        Constructive distributions that are taxable to a U.S. holder are includible in its income as a dividend, return of capital or capital gain in the manner described below for common stock under "—The Common Stock—Distributions," even though the holder has not received any cash or property as a result of such adjustments. We may be required to report to the IRS and to holders the amount of such a deemed distribution. Generally, a U.S. holder's tax basis in the notes will be increased to the extent of any such deemed distribution treated as a dividend. However, it is not clear whether the dividends received deduction or the preferential tax rates applicable to non-corporate U.S. holders described in "—The Common Stock—Distributions" would apply to such a constructive distribution. U.S. holders should consult their tax advisors as to whether such constructive distributions are eligible for the preferential rates of U.S. federal income tax applicable in respect of dividends received or the dividends received deduction.

  Conversion of the Notes—Physical Settlement

        If a U.S. holder receives solely shares of our common stock (and cash in lieu of fractional shares) upon conversion of a note, a U.S. holder generally will not recognize any income, gain or loss, except with respect to:

  •
  any common stock that, pursuant to the indenture, is deemed to be received in satisfaction of accrued but unpaid interest (taxable as described above under "—Payments of Interest"); and

  •
  any cash received in lieu of any fractional share of our common stock (as discussed below).

        A U.S. holder's tax basis in the common stock received upon a conversion of a note (other than stock received with respect to accrued interest, but including any basis allocable to a fractional share) will equal the tax basis of the note that was converted. A U.S. holder's tax basis in the common stock received with respect to accrued interest will equal the fair market value of the stock received. A U.S. holder's tax basis in a fractional share will be determined by allocating the holder's tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values. The holding period for shares of our common stock received upon conversion generally will include the holding period of the note converted, except that the holding period attributable to any common stock received with respect to accrued but unpaid interest will commence on the day after conversion.

        Cash received in lieu of any fractional share of our common stock upon conversion of a note will be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of any fractional share generally will result in the tax treatment described below under "—The Common Stock—Sale, Exchange, or Other Disposition of Common Stock."

  Conversion of the Notes—Combination Settlement

        If a note is converted and we elect to satisfy our conversion obligation by delivering a combination of cash and shares of our common stock (referred to as a "combination settlement"), the tax treatment of a U.S. holder is uncertain. In such a case, it is possible that a U.S. holder will be treated as though it:

  •
  exchanged a note for cash and shares of our common stock as part of a "reorganization" under Section 368(a)(1)(E) of the Code (a "recapitalization"), or

  •
  redeemed a portion of a note for cash (taxable as described below under "—Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Notes") and simultaneously converted a portion of a note into shares of our common stock in the manner described above under "—Conversion of the Notes—Physical Settlement."

        We intend to take the position that the transaction will be treated as a recapitalization for U.S. federal income tax purposes as described in the first bullet above. Regardless of the general manner in which a combination settlement is characterized for U.S. federal income tax purposes, the amount of any Series A common stock or cash deemed to be received for accrued but unpaid interest would be taxable as described above under "—Payments of Interest."

        If a combination settlement were treated as a recapitalization, a U.S. holder generally would be required to recognize gain (but not loss) to the extent of the lesser of (i) the amount of the cash received (excluding cash received in lieu of a fractional share and cash deemed to be received for accrued but unpaid interest) and (ii) the total amount of gain realized, which will be equal to the excess, if any, of the fair market value of the common stock and cash received (excluding any common stock or cash deemed to be received for accrued but unpaid stated interest) over the U.S. holder's adjusted tax basis in the converted notes. The amount of any recognized gain generally would be treated as capital gain and would be long-term capital gain if, at the time of conversion, the note was held for more than one year. Long-term capital gains of non-corporate U.S. holders are generally eligible for reduced rates of taxation. A U.S. holder may also be subject to certain recordkeeping and information reporting requirements under Treasury Regulation Section 1.368-3.

        In the case of a recapitalization, a U.S. holder's aggregate tax basis in shares of our common stock received upon conversion of a note (including any fractional share deemed to be received by the U.S. holder but excluding common stock deemed to be received for accrued and unpaid stated interest) would be the same as such U.S. holder's adjusted tax basis in the note at the time of conversion (generally, the amount paid for the note), reduced by the amount of any cash received (other than cash received in lieu of a fractional share and cash deemed to be received for accrued but unpaid stated interest), and increased by the amount of any gain recognized (other than with respect to a fractional share). A U.S. holder's tax basis in the common stock received with respect to accrued interest will equal the fair market value of the stock received. The holding period for shares of our common stock received upon conversion generally would include the holding period of the note converted, except that the holding period attributable to any stock received with respect to accrued but unpaid interest will commence on the day after conversion.

        Cash received in lieu of any fractional share of our common stock upon conversion of a note will be treated as a payment in exchange for the fractional share of our common stock. Accordingly, the receipt of cash in lieu of a fractional share of our common stock generally will result in the same tax treatment as described below under "—The Common Stock—Sale, Exchange, or Other Disposition of Common Stock."

        U.S. holders are urged to consult their own tax advisors to determine the tax consequences associated with a combination settlement, including the extent to which any gain or loss may be recognized.

  Conversion of the Notes—Cash Settlement

        If a note is converted and we elect to satisfy our conversion obligation entirely in cash (referred to as a "cash settlement"), a U.S. holder should be treated as though it sold, exchanged, or otherwise disposed of a note for cash in a fully taxable transaction (taxable as described below under "—Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Notes"). Any cash received with respect to accrued but unpaid stated interest would be taxable as described above under "—Payments of Interest."

  Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Notes

        Upon the sale, exchange, redemption, repurchase, or other disposition of a note (other than by conversion), a U.S. holder generally will be required to recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange, redemption, repurchase, or other disposition of such note, and (ii) such holder's adjusted tax basis in the note at the time of the disposition (generally, the amount paid for the note). For this purpose, the amount realized on the sale, exchange, redemption, repurchase, or other disposition of a note does not include any amount attributable to accrued but unpaid interest, which will be taxable as described above under "—Payments of Interest." The amount of any gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange, redemption, repurchase, or other disposition, the note was held for more than one year. Long-term capital gains of non-corporate U.S. holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Possible Effect of a Consolidation or Merger

        In certain situations, we may consolidate with or merge into another entity as described above under "Description of Notes—Consolidation, Merger and Sale of Assets." Depending on the circumstances, a change in the obligor of the notes as the result of a consolidation or merger could result in a deemed taxable exchange to a U.S. holder, and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss by a U.S. holder. In addition, the tax consequences to a holder on a conversion of the notes may be materially different than as described herein if the notes become convertible into stock, securities or other property (including stock or securities of a different issuer) other than our common stock. U.S. holders should consult their own tax advisors regarding the consequences to them of a consolidation or merger.

  The Common Stock

  Distributions

        If we make a distribution of cash or property to a U.S. holder in respect of our common stock, the distribution generally will first be treated as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles, then as a tax-free return of capital to the extent of the U.S. holder's tax basis in such common stock, and thereafter as capital gain from the sale or exchange of such common stock as described below under "—Sale, Exchange, or Other Disposition of Common Stock."

        Distributions taxable as dividends that are received by a corporate U.S. holder may be eligible for the dividends-received deduction, subject to various conditions and limitations. Provided that certain holding period and other requirements are satisfied, distributions taxable as dividends that are received by non-corporate U.S. holders generally will be subject to a reduced maximum tax rate of 20%. U.S. holders should consult their own tax advisors to discuss whether they may be able to claim the dividends-received deduction or receive the benefit of preferential rates with respect to any dividends paid in respect of our common stock.

        If we effect a distribution of stock or stock rights to our common stockholders, or if we cause the occurrence of some other event or series of events that would have the result of increasing the proportionate interest of our common stockholders in our assets or earnings and profits, then, unless a "full adjustment" is made to the conversion rate of the notes (and possibly any other outstanding convertible securities or rights to acquire our common stock) pursuant to a bona fide reasonable adjustment formula, the increase in the proportionate interest of our common stockholders may be treated as a distribution to such holders (taxable as described above).

  Sale, Exchange, or Other Disposition of Common Stock

        Upon the sale, exchange or other disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the disposition, and (ii) such holder's adjusted tax basis in such series of common stock. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for such common stock exceeds one year. Long-term capital gains of non-corporate U.S. holders arc generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Taxation of Non-U.S. Holders

  The Notes

  Interest Income

        Subject to the discussion below under the heading "—Backup Withholding and Information Reporting," payments of interest on the notes generally will be exempt from withholding of U.S. federal income tax under the "portfolio interest exemption" if the non-U.S. holder properly certifies as to its foreign status, as described below, and:

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote;

  •
  the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership; and

  •
  interest on the notes is not effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder.

        The portfolio interest exemption applies only if the non-U.S. holder appropriately certifies as to its foreign status. The non-U.S. holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent.

        If a non-U.S. holder does not satisfy the requirements for the portfolio interest exemption as described above, payments of interest will be subject to U.S. federal withholding tax (currently at a 30% rate), unless such holder provides us or our paying agent with a properly executed (1) IRS Form W-8BEN (or suitable substitute form) claiming an exemption from or reduction in withholding under an applicable tax treaty or (2) IRS Form W-8ECI (or suitable substitute form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with a U.S. trade or business (and, if an applicable income tax treaty so requires, is attributable to such holder's permanent establishment in the U.S.) taxable as discussed below under "—Income or Gain Effectively Connected with a U.S. Trade or Business."

  Adjustment of Conversion Rate

        Adjustments in the conversion rate of the notes that are treated as a taxable constructive distribution of stock (as described above under "—Taxation of U.S. Holders—The Notes—Adjustment of Conversion Rate") will generally be subject to dividend withholding or backup withholding as described below under "—The Common Stock—Distributions" and "—Backup Withholding and Information Reporting." Further, under proposed regulations relating to certain "dividend equivalent" payments, an adjustment to the conversion rate of the notes as a result of a dividend on our common stock may be taxable as a dividend, but subject to withholding tax at a different time or in a different amount than taxable constructive distributions. Because a constructive dividend or dividend equivalent received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay withholding taxes on behalf of a non-U.S. holder with respect to amounts which are includible in the income of the holder but which are not paid in cash, we may set off any such withholding tax against cash payments of interest payable on the notes, shares of common stock or cash payable upon conversion, proceeds from a sale subsequently paid or credited to the non-U.S. holder, or other assets of the non-U.S. holder.

  Conversion, Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Notes

        Subject to the discussion below under the heading "—Backup Withholding and Information Reporting," a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain recognized on the sale, exchange, redemption, repurchase, or other disposition of a note, including a conversion of a note into our common stock or cash (except to the extent attributable to accrued but unpaid interest, which will be taxed as discussed above under "—Interest Income") unless:

  (1)
  the gain is effectively connected with a U.S. trade or business of the non-U.S. holder (and, if an applicable income tax treaty so requires, is attributable to such holder's permanent establishment in the U.S.); or

  (2)
  we are or have been a "United States real property holding corporation" ("USRPHC") for U.S. federal income tax purposes during the relevant statutory period.

        A non-U.S. holder described in clause (1) generally will be subject to U.S. federal income tax as described below (see "—Income or Gain Effectively Connected with a U.S. Trade or Business").

        With respect to clause (2) above, we do not believe that we ever have been, are currently, or will become in the future, a USRPHC for U.S. federal income tax purposes.

  The Common Stock

  Distributions

        Distributions made (or deemed made) by us with respect to shares of our common stock that are treated as dividends paid, as described above under "—Taxation of U.S. Holders—The Common Stock—Distributions," to a non-U.S. holder generally will be subject to U.S. federal withholding tax, currently at a 30% rate (or a lower rate provided under an applicable income tax treaty). However, such withholding will not apply to dividends that are effectively connected with the conduct of a U.S. trade or business by such holder (and, if an applicable income tax treaty so requires, is attributable to such holder's permanent establishment in the U.S.) and are taxable as described below under "—Income or Gain Effectively Connected with a U.S. Trade or Business."

  Sale, Exchange, or Other Disposition of Common Stock

        Subject to the discussion below under the heading "—Foreign Account Tax Compliance" and "—Backup Withholding and Information Reporting," a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain recognized on the sale, exchange, or other disposition of shares of our common stock unless:

  (1)
  the gain is effectively connected with a U.S. trade or business of the non-U.S. holder (and, if an applicable income tax treaty so requires, is attributable to such holder's permanent establishment in the U.S.); or

  (2)
  we are or have been a USRPHC for U.S. federal income tax purposes during the relevant statutory period.

        A non-U.S. holder described in clause (1) generally will be subject to U.S. federal income tax as described below (see "—Income or Gain Effectively Connected with a U.S. Trade or Business"). With respect to clause (2), as discussed above under "—Conversion, Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Notes," we do not believe that we ever have been, are currently, or will become in the future, a USRPHC for U.S. federal income tax purposes.

  Income or Gain Effectively Connected with a U.S. Trade or Business

        If any interest on the notes, distributions on our common stock, or gain from the sale or other disposition of the notes or our common stock are effectively connected with a U.S. trade or business conducted by a non-U.S. holder (and, if an applicable income tax treaty so requires, are attributable to such non-U.S. holder's permanent establishment in the United States), then the non-U.S. holder will generally be subject to U.S. federal income tax on a net income basis in the same manner as a U.S. holder. If interest received with respect to the notes or dividends with respect to our common stock are effectively connected income (whether or not a treaty applies), the withholding tax (currently at a 30%

rate) described above will not apply, assuming an appropriate certification is provided. A non-U.S. holder can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us or our paying agent. If a non-U.S. holder is a corporation for U.S. federal income tax purposes, that portion of such holder's earnings and profits that is effectively connected with its U.S. trade or business also may be subject to a "branch profits tax," currently at a 30% rate, although an applicable income tax treaty may provide for a lower rate.

Backup Withholding and Information Reporting

        Except in the case of certain exempt recipients such as corporations, payments of interest on the notes or any dividends distributed by us with respect to our common stock, as well as the proceeds of the sale or other disposition of the notes or our common stock, may be subject to information reporting and U.S. federal backup withholding at the applicable rate (currently 28%). Backup withholding generally will apply if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding (which, in the case of a non-U.S. holder, would generally entail certifying that the holder is not a U.S. person). Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a holder's U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Foreign Account Tax Compliance

        The Hiring and Incentives to Restore Employment Act, which contains provisions regarding foreign account tax compliance, or "FATCA," when fully effective, will impose a 30% U.S. withholding tax on certain "withholdable payments," including dividends and interest and the gross proceeds from a disposition of property which generates dividends or interest income. In general, if a non-U.S. holder is a "foreign financial institution," the 30% withholding tax will apply to withholdable payments made to such non-U.S. holder unless it enters into an agreement with the U.S. Department of Treasury to collect and provide substantial information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners, and to withhold 30% on certain "passthru payments." If a non-U.S. holder is a "non-financial foreign entity," FATCA also generally will impose a withholding tax of 30% on withholdable payments made to such non-U.S. holder unless it provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying direct or indirect substantial U.S. owners. Intergovernmental agreements between the United States and the residence country of a non-U.S. holder may modify some of the foregoing requirements.

        FATCA withholding will not apply to interest paid on, or the gross proceeds from a disposition of, the notes unless the notes are materially modified after January 1, 2014. However, FATCA withholding will apply to payments of dividends on our common stock made after December 31, 2013, and to payments of the gross proceeds of a disposition of common stock made after December 31, 2016. Non-U.S. holders should consult a tax advisor concerning the application of FATCA withholding in their individual circumstances.

Net Investment Income

        Recently enacted legislation imposes a 3.8% tax on the "net investment income" of certain U.S. citizens and resident aliens and on the undistributed "net investment income" of certain estates and trusts (which may include certain non-U.S. holders). Among other items, "net investment income" would generally include interest on the notes, dividends on our common stock and certain net gain from the sale, redemption, exchange (including a taxable conversion), retirement or other taxable disposition of property such as the notes or our common stock, less certain deductions.

UNDERWRITING

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

	Underwriter	Principal Amount of Notes
Merrill Lync	h, Pierce, Fenner & Smith
	Incorporated	$
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.

	Total		$90,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the notes at a price of        % of the principal amount of notes, plus accrued interest from the original issue date of the notes, if any, and to dealers at that price less a concession not in excess of        % of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional notes.

	Per Note		Without Option	With Option
Public offering price		%	$	$
Underwriting discount		%	$	$
Proceeds, before expenses, to Ascent Capital Group, Inc.		%	$	$

        The expenses of the offering, not including the underwriting discount, are estimated at $3.1 million and are payable by us.

Option to Purchase Additional Notes

        We have granted an option to the underwriters to purchase up to an additional $13.5 million principal amount of the notes at the public offering price, less the underwriting discount. The underwriters may exercise this option at any time within a period of 13 days from and including the closing date. If the underwriters exercise this option, each will be obligated, severally and not jointly, subject to conditions contained in the underwriting agreement, to purchase an additional principal amount of the notes proportionate to that underwriter's initial amount reflected in the above table.

New Issue of Notes

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Nasdaq Global Select Market Listing

        Our shares are listed on the Nasdaq Global Select Market under the symbol "ASCMA."

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

No Sales of Similar Securities

        We and our executive officers and directors have agreed, with certain limited exceptions, that we and they will not, for a period of 90 days after the date of this prospectus, without first obtaining the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly

  •
  offer, pledge, sell or contract to sell any common stock,

  •
  sell any option or contract to purchase any common stock,

  •
  purchase any option or contract to sell any common stock,

  •
  grant any option, right or warrant for the sale of any common stock,

  •
  lend or otherwise dispose of or transfer any common stock,

  •
  request or demand that we file a registration statement related to any common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Notwithstanding the above, this lock-up provision will not apply to us with respect to, among other things, the grant of any warrant to any of the underwriters or their affiliates and transfers or sales of shares of common stock, each pursuant to the convertible note hedge and warrant transactions executed by us concurrently with the pricing of the notes or in connection with the exercise of the underwriters' option to purchase additional notes. In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Price Stabilization, Short Positions

        In connection with the offering, the underwriters may purchase and sell the notes or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional notes described above. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the notes or our common stock prior to the completion of the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Convertible Note Hedge and Warrant Transactions

        In connection with the pricing of the notes, we are entering into privately-negotiated convertible note hedge transactions with one or more of the underwriters or their affiliates, collectively referred to in this prospectus as the option counterparties, which are expected to reduce the potential dilution with respect to our common stock, and/or offset potential cash payments we are required to make in excess of the principal amount of the notes, upon conversion of the notes. Concurrently with entering into the convertible note hedge transactions, we are entering into separate, privately-negotiated warrant transactions with the option counterparties, which could separately have a dilutive effect on our common stock. If the underwriters exercise their option to purchase additional notes, we expect to enter into additional convertible note hedge transactions and additional warrant transactions.

        In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the option counterparties and/or their affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing or preventing a decline in the price of the notes and/or our common stock at that time.

        The option counterparties and/or their affiliates are likely to modify their hedge positions from time to time following the pricing of the notes by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling in secondary market transactions our common stock or other of our securities or instruments that they may wish to use in connection with such hedging, including the notes.

        In addition, we intend to exercise options we hold under the convertible note hedge transactions whenever notes are converted. In order to unwind their hedge positions with respect to those exercised options, the option counterparties and/or their respective affiliates may sell shares of our common stock or other of our securities or instruments, including the notes, in secondary market transactions or unwind various derivative transactions with respect to our common stock, including during the period immediately prior to maturity of the notes in connection with potential conversions of the notes (and are likely to do so during any cash settlement averaging period for the converted notes). These unwind activities could have the effect of decreasing the trading price of our common stock.

        The effect, if any, of any of these transactions and activities on the trading price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the trading price of our common stock and the value of the notes (and, as a result, the value of the consideration, the amount of cash and/or the number of shares of common stock, if any, you will receive upon conversion of the notes) and, under certain circumstances, your ability or determination to convert the notes. See "Risk Factors—Risk Factors Related to the Notes and this Offering—The convertible note hedge and warrant transactions may affect the value of the notes and the trading price of our common stock."

Other Relationships

        Affiliates of certain underwriters are agents, arrangers and/or lenders under Monitronics' credit facility and the proposed amendment thereof, will receive customary fees and expenses in connection with such amendment and will receive payments in connection with the repayment of Monitronics' revolving credit facility using a portion of Monitronics' New Term Loan. The underwriters are acting as initial purchasers of Monitronics' senior notes being issued concurrently with the notes offered hereby and will receive customary fees and expenses in connection therewith. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus by electronic means, such as e-mail.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of notes may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

        The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The notes to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

        The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

        Further, any common stock issued on conversion of the notes must not be offered for sale in Australia in the period of 12 months after the date of issue of those common stock except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes or common stock must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or

(iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

        The validity of notes will be passed upon for us by Baker Botts L.L.P., New York, New York. Particular legal matters in connection with the offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York and Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Ascent Capital Group, Inc. as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Security Networks, LLC and subsidiaries as of and for the year ended December 31, 2012, have been incorporated by reference in this prospectus from our Current Report on Form 8-K filed with the SEC on July 10, 2013, in reliance upon the report of CohnReznick, LLP incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC's toll-free number at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may also be obtained from our website at www.ascentcapitalgroupinc.com, although information on our website is not incorporated by reference into and does not constitute a part of this prospectus. Our common stock is listed on the NASDAQ Global Select Market under the symbol "ASCMA," and you can read and inspect our filings at the offices of NASDAQ at One Liberty Plaza, 165 Broadway, New York, New York, 10006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We incorporate by reference the documents listed below and any documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC), from the date of this prospectus until we have sold all of the notes to which this prospectus relates or the offering is otherwise terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

  •
  our Current Reports on Form 8-K filed on March 29, 2013 and July 10, 2013; and

  •
  the description of our Series A common stock, par value $.01 per share, and the Company's Series B common stock, par value $.01 per share, contained in our Form 8-A filed under the Exchange Act on September 12, 2008, and any amendment or report filed for the purpose of updating such description.

        Any statement contained in the filings (or portions of filings) incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any filing by us with the SEC prior to the completion of this offering modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

        Ascent Capital Group, Inc.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
Telephone: (308) 628-5600
Attention: Investor Relations

$90,000,000

Ascent Capital Group, Inc.

% Convertible Senior Notes due 2020

P R E L I M I N A R Y    P R O S P E C T U S

BofA Merrill Lynch
Credit Suisse
Citigroup

July     , 2013

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses payable by Ascent Capital Group, Inc., a Delaware corporation (the "Company"), in connection with the offering described in this Registration Statement.

Registration fee	*
Printing expenses	115,000†
Accounting fees and expenses	125,000†
Legal fees and expenses	1,500,000†
Trustee fees and expenses	125,000†
Rating agency fees	250,000†
Miscellaneous	1,000,000†

Total	3,115,000†

*
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by the prospectus that is a part of this registration statement.

†
The expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15.    Indemnification of Directors and Officers.

Delaware General Corporation Law

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of shareholders or disinterested directors or otherwise.

        Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys' fees) incurred by such person in connection therewith. Our certificate of incorporation also provides that we will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with certain undertakings. Notwithstanding the foregoing, our certificate of incorporation provides that we shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our board of directors. Such rights are not exclusive of any other right that any person may have or thereafter acquire under any statute, provision of our certificate of incorporate, bylaws, agreement, vote of shareholders or disinterested directors or otherwise. No amendment, modification or repeal of such provision will in any way adversely affect any right or protection thereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. We intend to enter into indemnification agreements with each of our directors and officers. A form of indemnification agreement approved by our board of directors is included as an exhibit to the Form 10 registration statement of which this information statement is a part.

        The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to the corporation or its shareholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  payments of unlawful dividends or unlawful stock repurchases or redemptions; or

  •
  any transaction from which the director derived an improper personal benefit.

        Our certificate of incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 16.    Exhibits.

        See Exhibit Index.

Item 17.    Undertakings.

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (A)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Subordinated Trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the "Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on July 11, 2013.

ASCENT CAPITAL GROUP, INC.
By:	/s/ WILLIAM E. NILES William E. Niles Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below appoints William E. Niles and Micahel R. Meyers, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on July 11, 2013.

/s/ WILLIAM R. FITZGERALD William R. Fitzgerald	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ MICHAEL R. MEYERS Michael R. Meyers	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ PHILIP J. HOLTHOUSE Philip J. Holthouse	Director
/s/ MICHAEL J. POHL Michael J. Pohl	Director
/s/ CARL E. VOGEL Carl E. Vogel	Director

 INDEX TO EXHIBITS†

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1**
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10 (File No. 000-53280), filed on June 13, 2008 (the "Form 10")).
3.2**
Certificate of Ownership and Merger, dated July 7, 2011 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 001-34176), filed on July 8, 2011) (filed for the purpose of changing the name of the Company).
3.3**	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form 10).
4.1	Form of Indenture for the Convertible Senior Notes due 2020.
4.2	Form of Convertible Note (included in exhibit 4.1).
4.3**	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of the Company (incorporated by reference to Exhibit 4.1 to the Form 10).
5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities.
12.1	Statement of computation of ratio of earnings to fixed charges.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of CohnReznick LLP, independent auditors.
23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page herein).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture for the Convertible Senior Notes due 2020.

*
To be filed as an exhibit to a Current Report on Form 8-K of the Company.

**
Incorporated by reference as indicated.